Exhibit 99.3

Court File No. 500-11-036133-094

IN THE MATTER OF THE COMPANIES’ CREDITORS ARRANGEMENT ACT (CANADA)

AND IN THE MATTER OF A PLAN OF REORGANIZATION AND COMPROMISE

OF

ABITIBIBOWATER INC.,

AND CERTAIN OF ITS SUBSIDIARIES LISTED IN SCHEDULE “A” HERETO

APPLICATION UNDER THE COMPANIES’ CREDITORS ARRANGEMENT ACT (CANADA),

SECTION 191 OF THE CANADA BUSINESS CORPORATIONS ACT,

AND SUCH OTHER SECTIONS AND LEGISLATION TO BE SET FORTH IN THE

RESTRUCTURING TRANSACTIONS NOTICE (AS DEFINED HEREIN)

SECOND AMENDED AND RESTATED PLAN OF

REORGANIZATION AND COMPROMISE

November 1, 2010

TABLE OF CONTENTS

Table of Contents

Page

Article 1 INTERPRETATION	4
1.1	Definitions	4
1.2	Interpretation, etc.	22
1.3	Date for any Action	23
1.4	Time	23
1.5	Statutory References	23
1.6	Schedules	23

Article 2 COMPROMISE AND ARRANGEMENT	23
2.1	Persons Affected	23
2.2	Classes of Affected Claims	24
2.3	Excluded Claims	24
2.4	Treatment of Affected Claims	25
2.5	No Vote Occurrence	32

Article 3 TREATMENT OF UNAFFECTED CREDITORS	32
3.1	CCAA Charge and Administrative Claims	32
3.2	Secured Claims	32
3.3	Securitization Claims	33
3.4	BI DIP Lender Claims and ULC DIP Lender Claims	33
3.5	Inter-company Claims	33
3.6	Deemed Unaffected Creditors	33
3.7	Government Priority Claims	33
3.8	Supplemental Distribution	33
3.9	Monitor’s Fees and Expenses	34
3.10	No Distribution of New ABH Common Stock to Unaffected Creditors	34
3.11	Exchangeable Shares	34
3.12	Equity Securities	34

Article 4 VALUATION OF AFFECTED CLAIMS, CREDITORS’ MEETINGS AND RELATED MATTERS	34
4.1	Conversion of Affected Claims into Canadian Currency	34
4.2	Affected Claims	34
4.3	Creditors’ Meetings	35
4.4	Approval by each Affected Unsecured Creditor Class	35
4.5	Order to Establish Procedure for Valuing Affected Claims	35
4.6	Affected Claims for Voting Purposes	35
4.7	Adjournments	36
4.8	Voting of Proxies	36
4.9	Claims Bar Dates	36

Article 5 DISTRIBUTIONS IN RESPECT OF DISPUTED CLAIMS	36
5.1	No Distributions Pending Allowance	36
5.2	Applicants Reserve	36
5.3	Distributions From Applicants Reserve Once Disputed Claims Resolved 37

Article 6 IMPLEMENTATION OF THE CCAA PLAN	37
6.1	CCAA Plan Implementation	37
6.2	Restructuring Transactions	38
6.3	Corporate Action	39
6.4	Continued Existence and Vesting of Assets in Reorganized Debtors	39
6.5	CCAA Vesting Order	40
6.6	Dissolution of Certain Applicants and the Partnerships	40
6.7	Listing of Shares of New ABH Common Stock	40
6.8	Management and Director Compensation and Incentive Plans and Programs	40
6.9	Employee Compensation and Benefit Programs	41
6.10	CCAA Plan Releases	42
6.11	Injunction Related to Releases	44
6.12	Waiver of Defaults	44
6.13	Cancellation, Assignment, Transfer or Other Alienation of Canadian Unsecured Notes, Canadian Secured Notes, ACCC Term Loan Documents, BCFPI Secured Bank Documents and Agreements	45
6.14	Cancellation of Liens	46
6.15	Corporate Governance	46

Article 7 PROVISIONS GOVERNING DISTRIBUTIONS	46
7.1	Distributions for Claims Allowed as at the Initial Distribution Date	46
7.2	Assignment of Claims	46
7.3	Interest on Affected Unsecured Claims	46
7.4	Distributions by Disbursing Agent	47
7.5	Disbursing Agent Shall Not Distribute Cash Below Cdn$ 10	47
7.6	Disbursing Agent Shall Not Distribute Fractional Shares	47
7.7	Disbursing Agent Shall Not Distribute Fractional Cents	47
7.8	Delivery of Distributions	47
7.9	Withholding Taxes	48
7.10	Multiple Affected Claims	48
7.11	No Double Recovery on Allowed Cross-border Claims	49
7.12	Convenience Claims Against the Cross-border Debtors	49
7.13	Guarantees and Similar Covenants	49
7.14	Payment of Indenture Trustees Fees	49
7.15	Special Provisions Regarding Insured Claims	49

Article 8 MISCELLANEOUS	50
8.1	Executory Contracts, Unexpired Leases and other Agreements	50
8.2	Confirmation of CCAA Plan	50
8.3	Paramountcy	50
8.4	Modification of CCAA Plan	50
8.5	Conditions Precedent to Implementation of CCAA Plan	51
8.6	Waiver of Conditions	54
8.7	Notices	54
8.8	Severability of CCAA Plan Provisions	55
8.9	Revocation, Withdrawal or Non-consummation	55
8.10	Governing Law	56
8.11	Independence of Jurisdiction	56
8.12	Successors and Assigns	56

SECOND AMENDED AND RESTATED
PLAN OF REORGANIZATION AND COMPROMISE

Second Amended and Restated Plan of Reorganization and Compromise of AbitibiBowater Inc. and certain of its subsidiaries listed in Schedule “A” hereto pursuant to the Companies’ Creditors Arrangement Act (Canada), Section 191 of the Canada Business Corporations Act and such other Sections and legislation to be set forth in the Restructuring Transactions Notice (as defined herein).

ARTICLE 1
INTERPRETATION

1.1 Definitions

In this CCAA Plan (including the Schedules hereto), unless otherwise stated or the context otherwise requires:

“0% Unsecured Notes” means the 0% Unsecured Notes due 2012 issued by ACCC pursuant to the 0% Unsecured Notes Note Agreement;

“0% Unsecured Notes Note Agreement” means the note agreement dated as of May 28, 2004 between ACCC, as issuer, and Investissement Québec, as lender;

“2010 STIP” has the meaning ascribed to such term in Subsection 6.8(b);

“2011 STIP” has the meaning ascribed to such term in Subsection 6.8(b);

“6.00% Senior Notes” means the 6.00% Senior Notes due June 20, 2013 issued by ACCC pursuant to the 6.00% Senior Notes Indenture;

“6.00% Senior Notes Indenture” means the indenture dated as of December 11, 2001, as supplemented, between ACCC, as issuer, and the 6.00% Senior Notes Indenture Trustee;

“6.00% Senior Notes Indenture Trustee” means Deutsche Bank National Trust Company, as successor to The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the 6.00% Senior Notes Indenture;

“7.40% Debentures” means the 7.40% Debentures due April 1, 2018 issued by ACI pursuant to the 7.40% Debentures Indenture;

“7.40% Debentures Indenture” means the indenture dated as of April 6, 1998, as supplemented, between ACI, as issuer, and the 7.40% Debentures Indenture Trustee;

“7.40% Debentures Indenture Trustee” means Computershare Trust Company of Canada, as successor trustee to Montreal Trust Company and its successors and assigns, as indenture trustee under the 7.40% Debentures Indenture;

“7.50% Debentures” means the 7.50% Debentures due April 1, 2028 issued by ACI pursuant to the 7.50% Debentures Indenture;

“7.50% Debentures Indenture” means the indenture dated as of April 6, 1998, as supplemented, between ACI, as issuer, and the 7.50% Debentures Indenture Trustee;

“7.50% Debentures Indenture Trustee” means Computershare Trust Company of Canada, as successor trustee to Montreal Trust Company and its successors and assigns, as indenture trustee under the 7.50% Debentures Indenture;

“7.75% Notes” means the 7.75% Notes due June 15, 2011 issued by ACCC pursuant to the 7.75% Notes Indenture;

“7.75% Notes Indenture” means the indenture dated as of June 15, 2004, as supplemented, among ACCC, as issuer, and the 7.75% Notes Indenture Trustee;

“7.75% Notes Indenture Trustee” means Deutsche Bank National Trust Company, as successor to The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the 7.75% Notes Indenture;

“7.875% Notes” means the 7.875% Notes due August 1, 2009 issued by ACF LP pursuant to the 7.875% Notes Indenture;

“7.875% Notes Indenture” means the indenture dated as of July 26, 1999, as supplemented, between ACF LP and ACI, as issuers, and the 7.875% Notes Indenture Trustee;

“7.875% Notes Indenture Trustee” means Deutsche Bank National Trust Company, as successor to The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the 7.875% Senior Notes Indenture;

“7.95% Notes” means the 7.95% Notes due November 15, 2011 issued by BCFC pursuant to the 7.95% Notes Indenture;

“7.95% Notes Indenture” means the indenture dated as of October 31, 2001, as supplemented, between BCFC, as issuer, and the 7.95% Notes Indenture Trustee;

“7.95% Notes Indenture Trustee” means The Bank of New York and its successors and assigns, as indenture trustee under the 7.95% Notes Indenture;

“8.375% Senior Notes” means the 8.375% Senior Notes due April 1, 2015 issued by ACCC pursuant to the 8.375% Senior Notes Indenture;

“8.375% Senior Notes Indenture” means the indenture dated as of December 11, 2001, as supplemented, between ACCC, as issuer, and the 8.375% Senior Notes Indenture Trustee;

“8.375% Senior Notes Indenture Trustee” means Deutsche Bank National Trust Company, as successor to The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the 8.375% Senior Notes Indenture;

“8.50% Debentures” means the 8.50% Debentures due August 1, 2029 issued by ACI pursuant to the 8.50% Debentures Indenture;

“8.50% Debentures Indenture” means the indenture dated as of July 26, 1999, as supplemented, between ACI and ACF LP, as issuers, and the 8.50% Debentures Indenture Trustee;

“8.50% Debentures Indenture Trustee” means Deutsche Bank National Trust Company, as successor to The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the 8.50% Debentures Indenture;

“8.55% Senior Notes” means the 8.55% Senior Notes due August 1, 2010 issued by ACI pursuant to the 8.55% Senior Notes Indenture;

“8.55% Senior Notes Indenture” means the indenture dated as of July 26, 1999, as supplemented, between ACI and ACF LP, as issuers, and the 8.55% Senior Notes Indenture Trustee;

“8.55% Senior Notes Indenture Trustee” means Deutsche Bank National Trust Company, as successor to The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the 8.55% Senior Notes Indenture;

“8.85% Debentures” means the 8.85% Debentures due April 1, 2030 issued by ACI pursuant to the 8.85% Debentures Indenture;

“8.85% Debentures Indenture” means the indenture dated as of July 26, 1999, as supplemented, between ACI and ACF LP, as issuers, and the 8.85% Debentures Indenture Trustee;

“8.85% Debentures Indenture Trustee” means Deutsche Bank National Trust Company, as successor to The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the 8.85% Debentures

“10.26% Senior Notes (Series D)” means the 10.26% Senior Notes (Series D) due January 15, 2011 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the 10.26% Senior Notes (Series D) Note Agreement;

“10.26% Senior Notes (Series D) Note Agreement” means the note agreement dated as of November 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto;

“10.50% Senior Notes (Series B)” means the 10.50% Senior Notes (Series B) due June 15, 2010 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the 10.50% Senior Notes (Series B) Note Agreement;

“10.50% Senior Notes (Series B) Note Agreement” means the note agreement dated as of June 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto;

“10.60% Senior Notes (Series C)” means the 10.60% Senior Notes (Series C) due January 15, 2011 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the 10.60% Senior Notes (Series C) Note Agreement;

“10.60% Senior Notes (Series C) Note Agreement” means the note agreement dated as of November 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto;

“10.625% Senior Notes (Series A)” means the 10.625% Senior Notes (Series A) due June 15, 2010 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the 10.625% Senior Notes (Series A) Note Agreement;

“10.625% Senior Notes (Series A) Note Agreement” means the note agreement dated as of June 1, 1990, as supplemented, between BCFPI, as issuer, and the parties thereto;

“10.85% Debentures” means the 10.85% Debentures due November 30, 2014 issued by BCFPI (f/k/a Canadian Pacific Forest Products Limited) pursuant to the 10.85% Debentures Indenture;

“10.85% Debentures Indenture” means the trust indenture dated as of December 12, 1989, as supplemented, between BCFPI (f/k/a Canadian Pacific Forest Products Limited), as issuer, and the 10.85% Debentures Indenture Trustee;

“10.85% Debentures Indenture Trustee” means Computershare Trust Company of Canada, as successor trustee to Montreal Trust Company and its successors and assigns, as indenture trustee under the 10.85% Debentures Indenture;

“15.5% Guarantor Applicant” means any of 3224112 Nova Scotia Limited, Marketing Donohue Inc., 3834328 Canada Inc., 6169678 Canada Inc., 1508756 Ontario Inc., The Jonquière Pulp Company, The International Bridge and Terminal Company, Scramble Mining Ltd., Terra Nova Explorations Ltd. and Abitibi-Consolidated (U.K.) Inc.;

“15.5% Guarantor Applicant Affected Unsecured Claim” means any Affected Claim against a 15.5% Guarantor Applicant;

“15.5% Guarantor Applicant Affected Unsecured Creditor” means any creditor that is the Holder of a 15.5% Guarantor Applicant Affected Unsecured Claim;

“15.5% Guarantor Applicant Affected Unsecured Creditor Class” means, in respect of each 15.5% Guarantor Applicant, the class of creditors grouped in accordance with their Affected Claims against such 15.5% Guarantor Applicant for the purpose of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, each class being comprised solely of the 15.5% Guarantor Applicant Affected Unsecured Creditors that are Holders of an Affected Claim against such 15.5% Guarantor Applicant;

“15.5% Pro Rata” means, at any time, the proportion that the Face Amount of a 15.5% Senior Unsecured Notes Claim in a particular class bears to the aggregate Face Amount of all 15.5% Senior Unsecured Notes Claims in such class (including Disputed Claims but excluding any Disallowed Claims);

“15.5% Senior Unsecured Notes” means the 15.5% Senior Unsecured Notes due July 15, 2010 issued by ACCC pursuant to the 15.5% Senior Unsecured Notes Indenture;

“15.5% Senior Unsecured Notes Claim” means any Affected Claim against any 15.5% Guarantor Applicant, ACI, ACCC, Saguenay Forest Products, ACNSI, Office Products or Recycling pursuant to the 15.5% Senior Unsecured Notes;

“15.5% Senior Unsecured Notes Creditor” means any creditor that is the Holder of a 15.5% Senior Unsecured Note Claim;

“15.5% Senior Unsecured Notes Indenture” means the indenture dated as of April 1, 2008, as supplemented, between ACCC, as issuer, and the 15.5% Senior Unsecured Notes Indenture Trustee;

“15.5% Senior Unsecured Notes Indenture Trustee” means Wilmington Trust Company, as successor indenture trustee to Wells Fargo Bank, National Association and its successor and assigns, as indenture trustee, under the 15.5% Senior Unsecured Notes Indenture;

“18.6 Petitioners” has the meaning ascribed to such term in the Initial Order;

“ABH” means AbitibiBowater Inc.;

“Abitibi Administration Charge” has the meaning ascribed to such term in the Initial Order;

“AbitibiBowater Canada” means AbitibiBowater Canada Inc.;

“AbitibiBowater Canada Affected Unsecured Claim” means any Affected Claim against AbitibiBowater Canada;

“AbitibiBowater Canada Affected Unsecured Creditor” means any creditor that is the Holder of an AbitibiBowater Canada Affected Unsecured Claim;

“AbitibiBowater Canada Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against AbitibiBowater Canada for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the AbitibiBowater Canada Affected Unsecured Creditors;

“Abitibi D&O Charge” has the meaning ascribed to such term in the Initial Order;

“ABL Exit Financing Facility” means the senior secured asset-based revolving facility to be entered into by the Reorganized Debtors and the lender(s) thereunder as contemplated in Section 6.11 of the U.S. Plan, pursuant to such documentation, or a summary thereof, that shall be set forth in (i) a CCAA Plan Supplement, or (ii) such other notice and in such form as determined by the U.S. Debtors and the Applicants, each of which will be posted on the

Monitor’s Website on or before the CCAA Plan Supplement Filing Date with notice of such posting forthwith provided to the Service List (as such notice may be thereafter modified, amended, varied or supplemented in accordance with this CCAA Plan);

“ACCC” means Abitibi-Consolidated Company of Canada;

“ACCC Administrative Agent” means Wells Fargo Bank, N.A. (as successor-in-interest to Goldman Sachs Credit Partners L.P.) in its capacity as administrative agent and collateral agent under the ACCC Term Loan Facility, and its successors and assigns;

“ACCC Affected Unsecured Claim” means any Affected Claim against ACCC, including any 15.5% Senior Unsecured Notes Claim against ACCC;

“ACCC Affected Unsecured Creditor” means any creditor that is the Holder of an ACCC Affected Unsecured Claim;

“ACCC Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against ACCC for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the ACCC Affected Unsecured Creditors;

“ACCC Term Lenders” means the lenders party from time to time to the ACCC Term Loan Documents;

“ACCC Term Loan Claim” means, subject to paragraphs 13 and 14 of the Third Claims Procedure Order, any Claim of any ACCC Term Lender or the ACCC Administrative Agent pursuant to the ACCC Term Loan Documents, and interest accrued thereon and any unpaid costs, fees and other amounts relating thereto as of the Implementation Date, including accrued interest at the default rate plus reasonable professional fees;

“ACCC Term Loan Documents” means that certain Credit and Guaranty Agreement, dated as of April 1, 2008 (as may have been amended, supplemented, restated, or otherwise modified from time to time), among ACCC in its capacity as a borrower, certain subsidiaries of ABH as guarantors, the lenders from time-to-time party thereto and the ACCC Administrative Agent, together with all other loan documents, guaranty, and security documents executed in connection therewith or which relate thereto;

“ACI” means Abitibi-Consolidated Inc.;

“ACI Affected Unsecured Claim” means any Affected Claim against ACI, including any 15.5% Senior Unsecured Notes Claim against ACI;

“ACI Affected Unsecured Creditor” means any creditor that is the Holder of an ACI Affected Unsecured Claim;

“ACI Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against ACI for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the ACI Affected Unsecured Creditors;

“ACI DIP Charge” has the meaning ascribed to such term in the Initial Order;

“ACI Inter-company Advances Charge” has the meaning ascribed to such term in the Initial Order;

“ACF LP” means Abitibi-Consolidated Finance L.P.;

“ACNSI” means Abitibi-Consolidated Nova Scotia Incorporated;

“ACNSI Affected Unsecured Claim” means any Affected Claim against ACNSI, including any 15.5% Senior Unsecured Notes Claim against ACNSI;

“ACNSI Affected Unsecured Creditor” means any creditor that is the Holder of an ACNSI Affected Unsecured Claim;

“ACNSI Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against ACNSI for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the ACNSI Affected Unsecured Creditors;

“Ad Hoc Unsecured Noteholders Committee” means the informal committee of certain Holders of Canadian Unsecured Notes Claims;

“Administrative Claim” means, in respect of any Cross-border Debtor, a Claim to the extent that it is of the kind described in Section 503(b) of the Bankruptcy Code and is entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including (i) any actual and necessary expenses of preserving the estate of such Cross-border Debtor, (ii) any actual and necessary expenses of operating the business of such Cross-border Debtor, (iii) all allowances of compensation or reimbursement of expenses to such Cross-border Debtor to the extent allowed by the Bankruptcy Court under Sections 330(a), 331 or 503(b)(2), (3), (4) or (5) of the Bankruptcy Code, (iv) Claims of such Cross-border Debtor arising under Section 503(b)(9) of the Bankruptcy Code, and (v) all fees and charges payable by such Cross-border Debtor pursuant to Section 1930 of title 28 of the United States Code;

“Affected Claims” means all Claims, Subsequent Claims and Restructuring Claims other than Excluded Claims;

“Affected Unsecured Claims” means the ACI Affected Unsecured Claims, the ACCC Affected Unsecured Claims, the 15.5% Guarantor Applicant Affected Unsecured Claims, the Saguenay Forest Products Affected Unsecured Claims, the BCFPI Affected Unsecured Claims, the BCFC Affected Unsecured Claims, the AbitibiBowater Canada Affected Unsecured Claims, the Bowater Maritimes Affected Unsecured Claims, the ACNSI Affected Unsecured Claims, the Office Products Affected Unsecured Claims and the Recycling Affected Unsecured Claims;

“Affected Unsecured Creditor” means any creditor that is the Holder of an Affected Unsecured Claim and may, if the context requires, mean an assignee of an Affected Unsecured Claim or a trustee, interim receiver, receiver manager, or other Person acting on behalf of such Person, if such assignee or other Person has been recognized by the affected Applicant, the Disbursing Agent or the Servicer, as the case may be;

“Affected Unsecured Creditor Classes” means the ACI Affected Unsecured Creditor Class, the ACCC Affected Unsecured Creditor Class, the 15.5% Guarantor Applicant Affected Unsecured Creditor Classes, the Saguenay Forest Products Affected Unsecured Creditor Class, the BCFPI Affected Unsecured Creditor Class, the BCFC Affected Unsecured Creditor Class, the AbitibiBowater Canada Affected Unsecured Creditor Class, the Bowater Maritimes Affected Unsecured Creditor Class, the ACNSI Affected Unsecured Creditor Class, the Office Products Affected Unsecured Creditor Class and the Recycling Affected Unsecured Creditor Class;

“Allowed Cross-border Claim” has the meaning ascribed to such term in Section 7.11;

“Applicants” means the direct and indirect subsidiaries of ABH participating in the CCAA Proceedings listed in Schedule “A” hereto;

“Applicants Reserve” means the reserve to be established and maintained under this CCAA Plan by the Monitor, in its capacity as Disbursing Agent, by holding on account of Disputed Claims a number of shares of New ABH Common Stock equal to the amount of shares of New ABH Common Stock that the Holders of Disputed Claims would be entitled to receive if all such Disputed Claims had been Proven Claims in their entire amount on the Initial Distribution Record Date;

“Backstop Commitment Agreement” means the backstop commitment agreement entered into by ABH and the Backstop Parties on May 24, 2010 in connection with the Rights Offering, as amended and restated as of July 20, 2010, and as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with its terms;

“Backstop Parties” means certain of the legal or beneficial holders of Affected Unsecured Claims as of May 23, 2010 and any of their affiliates, successors, assigns or replacements, in accordance with the terms and conditions set forth in the Backstop Commitment Agreement;

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., as amended from time to time;

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware in which the Chapter 11 Cases were filed or any other United States court with jurisdiction over the Chapter 11 Cases;

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules and standing orders of the Bankruptcy Court, as amended from time to time;

“BCFC” means Bowater Canada Finance Corporation;

“BCFC Affected Unsecured Claim” means any Affected Claim against BCFC;

“BCFC Affected Unsecured Creditor” means any creditor that is the Holder of a BCFC Affected Unsecured Claim;

“BCFC Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against BCFC for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the BCFC Affected Unsecured Creditors;

“BCFPI” means Bowater Canadian Forest Products Inc.;

“BCFPI Administrative Agent” means Bank of Nova Scotia in its capacity as administrative agent under the BCFPI Secured Bank Documents, and its successors and assigns;

“BCFPI Affected Unsecured Claim” means any Affected Claim against BCFPI;

“BCFPI Affected Unsecured Creditor” means any creditor that is the Holder of a BCFPI Affected Unsecured Claim;

“BCFPI Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against BCFPI for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the BCFPI Affected Unsecured Creditors;

“BCFPI Lenders” means the lenders party from time to time to the BCFPI Secured Bank Documents;

“BCFPI Secured Bank Claim” means any Claim of any BCFPI Lender or the BCFPI Administrative Agent pursuant to the BCFPI Secured Bank Documents, and interest accrued thereon and any unpaid costs, fees and other amounts relating thereto (including reimbursement obligations for BCFPI Secured Bank Letters of Credit and accrued interest at the default rate plus reasonable professional fees, costs and charges) under the BCFPI Secured Bank Documents as of the Implementation Date;

“BCFPI Secured Bank Documents” means that certain Credit Agreement, dated as of May 31, 2006, as amended by that certain First Amendment dated as of July 20, 2007, that certain Second Amendment dated as of October 31,

2007, that certain Third Amendment and Waiver dated as of February 25, 2008, that certain Fourth Amendment dated as of March 31, 2008, that certain Fifth Amendment dated as of April 30, 2008, that certain Sixth Amendment dated as of May 28, 2008, that certain Seventh Amendment dated as of June 6, 2008, that certain Eighth Amendment dated as of June 30, 2008, that certain Ninth Amendment and Waiver dated as of August 7, 2008, that certain Tenth Amendment and Waiver dated as of November 12, 2008 and that certain Eleventh Amendment and Consent dated as of February 27, 2009; and as further modified by the letter agreements dated March 17, 2009, March 23, 2009, March 31, 2009 and April 6, 2009, among BCFPI, as the borrower, and Bowater, Bowater Alabama LLC, Bowater Newsprint South Operations LLC, Bowater Newsprint South LLC and certain of the U.S. Debtors and Applicants, as guarantors, the BCFPI Administrative Agent, together with all collateral, security and ancillary documents executed in connection therewith or which relate thereto;

“BCFPI Secured Bank Letters of Credit” means the letters of credit to be listed on a CCAA Plan Supplement that are issued and outstanding immediately prior to the Implementation Date under the BCFPI Secured Bank Documents;

“BCHI” means Bowater Canadian Holdings Incorporated;

“BI DIP Agent” means the administrative agent and collateral agent from time to time under the BI DIP Facility Documents;

“BI DIP Claim” means any and all Obligations of the borrowers and guarantors to any BI DIP Lender or the BI DIP Agent pursuant to the BI DIP Facility Documents or the Initial Order as of the Implementation Date;

“BI DIP Facility Documents” means that certain Senior Secured Superpriority Debtor in Possession Credit Agreement dated as of April 21, 2009 (as amended, modified, or supplemented from time to time), by and among ABH, Bowater and BCFPI, as borrowers, the BI DIP Lenders from time to time party thereto (including Fairfax Financial Holdings Limited, as initial lender and initial BI DIP Agent) and the BI DIP Agent from time to time party thereto together with any related collateral, loan, or security documents executed in connection therewith or which relate thereto;

“BI DIP Lenders” means the lenders and financial institutions party from time to time to the BI DIP Facility Documents;

“BI DIP Lenders Charge” has the meaning ascribed to such term in the Initial Order;

“BI Inter-company Advances Charge” has the meaning ascribed to such term in the Initial Order;

“Board” has the meaning ascribed to such term in Section 6.15;

“Bowater” means Bowater Incorporated;

“Bowater Administration Charge” has the meaning ascribed to such term in the Initial Order;

“Bowater Adequate Protection Charge” has the meaning ascribed to such term in the Initial Order;

“Bowater D&O Charge” has the meaning ascribed to such term in the Initial Order;

“Bowater Maritimes” means Bowater Maritimes Inc.;

“Bowater Maritimes Affected Unsecured Claim” means any Affected Claim against Bowater Maritimes;

“Bowater Maritimes Affected Unsecured Creditor” means any creditor that is the Holder of a Bowater Maritimes Affected Unsecured Claim;

“Bowater Maritimes Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against Bowater Maritimes for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the Bowater Maritimes Affected Unsecured Creditors;

“Bridgewater Entities” means Bridgewater Paper Company Limited and Cheshire Recycling Ltd.;

“Business Day” means (i) any day, other than a Saturday or a Sunday, or a non-judicial day (as defined in Article 6 of the Code of Civil Procedure (Québec), as amended), on which commercial banks are generally open for business in Montreal, Québec, Canada and (ii) in respect of any Cross-border Debtor, any day other than a Saturday, a Sunday or a “legal holiday” (as such term is defined in Bankruptcy Rule 9006(a));

“Canadian Secured Notes” means the 13.75% Senior Secured Notes due April 1, 2011 issued by ACCC pursuant to the Canadian Secured Notes Indenture;

“Canadian Secured Notes Claims” means, subject to paragraphs 11 and 12 of the First Claims Procedure Order and paragraph 15 of the Third Claims Procedure Order, any Claim of any holder of Canadian Secured Notes and the Canadian Secured Notes Indenture Trustee pursuant to the Canadian Secured Notes and the Canadian Secured Notes Indenture, and interest accrued thereon and any unpaid costs, fees, and other amounts relating thereto as of the Implementation Date;

“Canadian Secured Notes Indenture” means the indenture dated as of April 1, 2008, as supplemented, between ACCC, as issuer, and the Canadian Secured Notes Indenture Trustee;

“Canadian Secured Notes Indenture Trustee” means U.S. Bank, National Association and its successors and assigns, as indenture trustee under the Canadian Secured Notes Indenture;

“Canadian Unsecured Notes” means the 0% Unsecured Notes, 6.00% Senior Notes, 7.40% Debentures, 7.50% Debentures, 7.75% Notes, 7.875% Notes, 7.95% Notes, 8.375% Senior Notes, 8.50% Debentures, 8.55% Senior Notes, 8.85% Debentures, 10.26% Senior Notes (Series D), 10.50% Senior Notes (Series B), 10.60% Senior Notes (Series C), 10.625% Senior Notes (Series A), 10.85% Debentures, 15.5% Senior Unsecured Notes and the Floating Rate Notes;

“Canadian Unsecured Notes Claims” means any Claim of any holder of a Canadian Unsecured Note;

“Canadian Unsecured Notes Indentures” means the 0% Unsecured Notes Note Agreement, 6.00% Senior Notes Indenture, 7.40% Debentures Indenture, 7.50% Debentures Indenture, 7.75% Notes Indenture, 7.875% Notes Indenture, 7.95% Notes Indenture, 8.375% Senior Notes Indenture, 8.50% Debentures Indenture, 8.55% Senior Notes Indenture, 8.85% Debentures Indenture, 10.26% Senior Notes (Series D) Note Agreement, 10.50% Senior Notes (Series B) Note Agreement, 10.60% Senior Notes (Series C) Note Agreement, 10.625% Senior Notes (Series A) Note Agreement, 10.85% Debentures Indenture, 15.5% Senior Unsecured Notes Indenture and the Floating Rate Notes Indenture;

“Cash” means cash and cash equivalents such as bank deposits, term deposits, guaranteed investment certificates, checks and other similar items or instruments denominated in legal tender of either Canada or the United States, as the context requires;

“CBCA” means the Canada Business Corporations Act;

“CCAA” means the Companies’ Creditors Arrangement Act (Canada) as applicable to the CCAA Proceedings which, for greater certainty, does not include the amendments proclaimed into force on September 18, 2009;

“CCAA Charges” has the meaning ascribed to such term in the Initial Order;

“CCAA Charge Claim” has the meaning ascribed to such term in Section 2.3;

“CCAA Plan” means this second amended and restated plan of reorganization and compromise jointly filed by the Applicants pursuant to the provisions of the CCAA, Section 191 of the CBCA and such other Sections and legislation to be set forth in the Restructuring Transactions Notice, as it may be modified, amended, varied or supplemented by the Applicants from time to time in accordance with its terms, induding by the Restructuring Transactions Notice and any CCAA Plan Supplement;

“CCAA Plan Modification” has the meaning ascribed to such term in Subsection 8.4(a);

“CCAA Plan Supplement” means any supplement to this CCAA Plan that is to be posted on the Monitor’s Website on or before the CCAA Plan Supplement Filing Date with notice of such posting being forthwith provided to the Service List (as such CCAA Plan Supplement may be thereafter modified, amended, varied or supplemented in accordance with this CCAA Plan);

“CCAA Plan Supplement Filing Date” means the date which shall be at least 10 days prior to the date set forth in an Order of the Bankruptcy Court as the deadline for the return of ballots accepting or rejecting the U.S. Plan provided, that, if such date falls after the Creditors’ Meeting Date, then the CCAA Plan Supplement Filing Date shall be on the day immediately prior to the Creditors’ Meeting Date, which date shall be confirmed by a notice posted on the Monitor’s Website and forthwith provided to the Service List;

“CCAA Proceedings” means the proceedings in respect of the Applicants and the 18.6 Petitioners before the Court commenced pursuant to the CCAA;

“CCAA Vesting Order” means an Order of the Court approving and sanctioning the transfer and assignment of assets to and among the Applicants or Reorganized Debtors in the manner and the sequence as set forth in the Restructuring Transactions Notice, free and clear of all Claims and Liens (except as otherwise set forth in such Order or in this CCAA Plan);

“Chair” means, in respect of any Creditors’ Meeting, the chair of such Creditors’ Meeting;

“Chapter 11 Cases” means the U.S. Debtors’ Chapter 11 cases pending in front of the Bankruptcy Court, which are being jointly administered under Case No. 09-11296;

“Chapter 15 Proceedings” means the voluntary cases under Chapter 15 of the Bankruptcy Code commenced by ACI and ACCC in the Bankruptcy Court on April 17, 2009;

“Chief Restructuring Officer” means Bruce Robertson and 7088418 Canada Inc., a corporation the shares of which are held by Bruce Robertson;

“Circular” means the information circular relating to this CCAA Plan, including the notice of meeting and exhibits attached thereto and any written amendment, variation or supplement thereto;

“Claim” means any right or claim of any Person against one or more of the Applicants or Partnerships in connection with any indebtedness, liability or obligation of any kind whatsoever of one or more of the Applicants or Partnerships owed to such Person and any interest accrued thereon or costs, fees or other amounts in respect thereof, whether reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, unsecured, present, future, known or unknown, by guarantee, surety or otherwise, and whether or not such right is executory or anticipatory in nature, including any Claim arising from or caused by the repudiation by an Applicant of any contract, lease or other agreement, whether written or oral, the commission of a tort (intentional or unintentional), any breach of duty (legal, statutory, equitable, fiduciary or otherwise), any right of ownership or title to property, employment, contract, a trust or deemed trust, howsoever created, any Claim made or asserted against any one or more of the Applicants or Partnerships through any affiliate, or any right or ability of any Person to advance a Claim for contribution or indemnity or otherwise with respect to any grievance, matter, action, cause or chose in action, whether existing at present or commenced in the future, in each case based in whole or in part on facts which existed on the Date of Filing or which would have been together with any other Claims of any kind that, if unsecured, would constitute a debt provable in bankruptcy within the meaning of the Bankruptcy and Insolvency Act (Canada) had the affected Applicant become bankrupt on the Date of Filing;

“Claims Bar Dates” means November 13, 2009 and April 7, 2010, the bar dates for filing Claims for voting purposes or distribution purposes as set out in the Claims Procedure Orders, with the exception of Restructuring Claims which have a rolling bar date subsequent to April 7, 2010;

“Claims Procedure Orders” means the First Claims Procedure Order, the Second Claims Procedure Order, the Third Claims Procedure Order and the Fourth Claims Procedure Order;

“Company” means either ABH or Reorganized ABH, as the case may be, collectively with its Subsidiaries, either prior to the Implementation Date or on and after the Implementation Date, as reorganized under and pursuant to this CCAA Plan or the U.S. Plan, as the case may be;

“Court” means the Québec Superior Court of Justice, Commercial Division, for the Judicial District of Montreal, Canada, or any Canadian court with appellate jurisdiction over the CCAA Proceedings;

“Creditors’ Meeting” means, in respect of any Affected Unsecured Creditors Class, the meeting of the Affected Unsecured Creditors holding Voting Claims called pursuant to the Creditors’ Meeting Order for the purposes of, among other things, considering and, if deemed appropriate, passing their respective Resolution and includes any adjournment, postponement or other rescheduling of such meeting;

“Creditors’ Meeting Date” means the date fixed for the Creditors’ Meetings under the Creditors’ Meeting Order subject to any adjournment or postponement or further Order of the Court;

“Creditors’ Meeting Order” means, the Order of the Court dated July 9, 2010 as amended on July 21, 2010 and as further amended or supplemented from time to time by further Orders of the Court which, among other things, sets the Creditors’ Meeting Date and establishes meeting procedures for the Creditors’ Meetings of each Affected Unsecured Creditors Class;

“Cross-border Claims Protocol” means the cross-border claims protocol that was approved by the Court on January 18, 2010 and the Bankruptcy Court on January 19, 2010, as may be modified, amended, varied or supplemented from time to time;

“Cross-border Convenience Claim” means any Proven Claim the aggregate Face Amount of which is (i) equal to or less than Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) or (ii) reduced, for distribution purposes only, to Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) pursuant to an election by the Holder made on the Election Notice, in respect of which its Holder has not made a valid election in accordance with Subsections 2.4(e)(i), 2.4(f)(i), 2.4(g)(i) or 2.4(h)(i);

“Cross-border Debtors” means BCFC, BCHI, AbitibiBowater Canada, BCFPI, Bowater Maritimes, Bowater LaHave Corporation and Bowater Canadian Limited;

“Cross-border Voting Protocol” means the cross-border voting protocol governing the voting procedures of Claims against Cross-border Debtors that will be included in the solicitation materials implementing procedures for soliciting votes to accept or reject this CCAA Plan and that was filed with the Court on June 25, 2010 and the Bankruptcy Court on June 22, 2010, as modified, amended, varied, or supplemented from time to time;

“Date of Filing” means April 17, 2009;

“Date of Filing Exchange Rate” means the Bank of Canada noon spot rate of exchange for exchanging currency to Canadian dollars on the Date of Filing, being, for US dollars, US$1 =Cdn$1.2146;

“Dilution” means the dilution resulting from shares of New ABH Common Stock issued (i) pursuant to the management and director compensation and incentive programs set forth in Section 6.8 of this CCAA Plan, (ii) as a payment under the Backstop Commitment Agreement or any replacement backstop commitment obtained by the Company in connection therewith and approved by the Court and the Bankruptcy Court, (iii) upon conversion of the Rights Offering Notes in connection with the Rights Offering on the terms and conditions set forth in the Backstop Commitment Agreement, and (iv) to Donohue Corp. pursuant to the Restructuring Transactions, in an amount that is reasonably acceptable for the Unsecured Creditors’ Committee and the Backstop Parties;

“Disallowed Claim” means any Claim, including any portion thereof, that has been disallowed, denied, dismissed, or overruled by the Monitor or a claims officer or pursuant to the Claims Procedure Orders, a final Order of the Court, the Bankruptcy Court, or any other court of competent jurisdiction;

“Disbursing Agent” means any Person in its capacity as a disbursing agent, including the Monitor, the Indenture Trustees and the ACCC Administration Agent in their capacities as disbursing agents;

“Disputed Claim” means an Affected Unsecured Claim or any portion thereof, that is subject to a Notice of Revision or Disallowance, or a Notice of Dispute, and in either case has become neither a Proven Claim nor a Disallowed Claim;

“Distribution Eligible Employees” has the meaning ascribed to such term in Section 3.8;

“EBITDA” means earnings before interest, taxes, depreciation and amortization;

“Election Deadline” means the time specified in the Creditors’ Meeting Order as the deadline for filing a form of proxy;

“Election Notice” means the election notice included in the form of proxy, which permits Affected Unsecured Creditors to make an election in accordance with Subsections 2.4(a)(i), 2.4(b)(i), 2.4(c)(i), 2.4(d)(i), 2.4(e)(i), 2.4(f)(i), 2.4(g)(i), 2.4(h)(i), 2.4(i)(i), 2.4(j)(i) or 2.4(k)(i);

“Eligible Employee” has the meaning ascribed to such term in Section 6.9;

“Eligible Retiree” has the meaning ascribed to such term in Section 6.9;

“Eligible Holders” has the meaning ascribed to such term in the Backstop Commitment Agreement;

“Equity Securities” means the equity securities of each Applicant and each Partnership issued and outstanding prior to the Implementation Date, including any and all common and preferred shares and any and all rights in respect of such equity securities;

“Escrowed Notes” has the meaning ascribed to such term in the Backstop Commitment Agreement;

“Exchangeable Shares” means the exchangeable shares of AbitibiBowater Canada issued and outstanding prior to the Implementation Date;

“Excluded Claims” has the meaning ascribed to such term in Section 2.3;

“Excluded Employee Claims” has the meaning ascribed to such term in Subsection 2.3(f);

“Exit Loan Facilities” means collectively, the ABL Exit Financing Facility and the Term Loan Exit Financing Facility;

“Face Amount” means, (i) when used in reference to a Disputed Claim or a Disallowed Claim, the full stated liquidated amount claimed by the Holder of such Claim in any Proof of Claim timely filed in accordance with the

Claims Procedure Orders, and (ii) when used in reference to a Proven Claim, the amount of such Claim as agreed by the Applicants, or as otherwise finally determined, pursuant to the provisions of the Claims Procedure Orders;

“Final Distribution Date” means a date selected by the Reorganized Debtors that is not later than 30 days after the date on which the Monitor shall have certified to the Court that the last Disputed Claim in the CCAA Proceedings has been finally resolved;

“Final Restructuring Transactions Time” means such time or moment as set forth in the Restructuring Transactions Notice;

“First Claims Procedure Order” means the Order of the Court dated August 26, 2009 establishing, among other things, procedures for proving Claims;

“Floating Rate Notes” means the Floating Rate Notes due June 15, 2011 issued by ACCC pursuant to the Floating Rate Notes Indenture;

“Floating Rate Notes Indenture” means the indenture dated as of June 15, 2004, as amended, between ACCC, as borrower, and The Bank of Nova Scotia Trust Company of New York, as indenture trustee;

“Floating Rate Notes Indenture Trustee” means Deutsche Bank National Trust Company, as successor to The Bank of Nova Scotia Trust Company of New York and its successors and assigns, as indenture trustee under the Floating Rate Notes Indenture;

“Fourth Claims Procedure Order” means the Order of the Court dated July 21, 2010 allowing, among other things, certain late, mis-filed and scheduled Claims;

“Government Priority Claims” means any Claim owing to Her Majesty the Queen in right of Canada or any Province as described in Section 18.2(1) of the CCAA;

“Governmental Entities” means any: (i) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (ii) subdivision, agent, commission, board, or authority of any of the foregoing; or (iii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or, for the account of, any of the foregoing;

“Holder” means a Person holding a Claim against one or more of the Applicants;

“Implementation Date” means the Business Day on which this CCAA Plan becomes effective and is implemented in accordance with Sections 8.5 and 8.6, as confirmed by a certificate filed by the Monitor with the Court;

“Indenture Trustees” means, collectively, the 6.00% Senior Notes Indenture Trustee, 7.40% Debentures Indenture Trustee, 7.50% Debentures Indenture Trustee, 7.75% Notes Indenture Trustee, 7.875% Notes Indenture Trustee, 7.95% Notes Indenture Trustee, 8.375% Senior Notes Indenture Trustee, 8.50% Debentures Indenture Trustee, 8.55% Senior Notes Indenture Trustee, 8.85% Debentures Indenture Trustee, 10.85% Debentures Indenture Trustee, Canadian Secured Notes Indenture Trustee, 15.5% Senior Unsecured Notes Indenture Trustee and Floating Rate Notes Indenture Trustee;

“Initial Distribution Date” means the date determined by the Monitor in consultation with the Reorganized Debtors and acting reasonably, which date shall be a Business Day that is as soon as practicable after the Implementation Date;

“Initial Distribution Record Date” means the applicable date designated by the Monitor and posted on the Monitor’s Website;

“Initial Order” means the Order of the Court dated April 17, 2009, as amended and restated from time to time, pursuant to which, among other things, the Applicants were granted certain relief pursuant to the CCAA;

“Insurance Contract” means any policy of third party liability insurance under which the Applicants could have asserted or did assert, or may in the future assert, a right to coverage for any claim, together with any other contracts which pertain or relate to such policy;

“Insured Claim” means any Claim arising from an incident or occurrence alleged to have occurred prior to the Implementation Date: (i) as to which any Insurer is obligated pursuant to the terms, conditions, limitations and exclusions of its Insurance Contract(s), to pay any judgment, settlement, or contractual obligation with respect to the Applicants; or (ii) that any Insurer otherwise agrees to pay as part of a settlement or compromise of a claim made under the applicable Insurance Contract(s);

“Insured Claim Creditor” means any creditor that is the Holder of an Insured Claim;

“Insurer” means any Person that issued, or is responsible for, an Insurance Contract;

“Inter-company Claim” means any right or claim (including any Claim, Subsequent Claim or Restructuring Claim) of any Applicant, Partnership or U.S. Debtor against one or more other Applicants, Partnerships or U.S. Debtors, which right or claim is in connection with or for advances, borrowed money or goods or services rendered and is recorded as such in the usual and ordinary course in the books and records of the applicable Person;

“Interim Distribution Dates” means the first Business Day occurring sixty (60) days after the Initial Distribution Date, and subsequently, the first Business Day occurring sixty (60) days after the immediately preceding Interim Distribution Date (unless otherwise determined by the Monitor, in its capacity as Disbursing Agent);

“Interim Distribution Record Date” means, with respect to any Interim Distribution Date, the fifteenth (15th) day prior to such Interim Distribution Date;

“Laws” means all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority, and the term “applicable” with respect to such Laws and in any context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

“Lien” means, with respect to any interest in property, any mortgage, lien, pledge, charge, security interest, easement or encumbrance of any kind whatsoever, under United States, Canadian, or other applicable Law, affecting such interest in property;

“LTIP” has the meaning ascribed to such term in Subsection 6.8(a);

“Monitor” means Ernst & Young Inc. or any successor thereto appointed in accordance with the Initial Order or any further Order of the Court;

“Monitor’s Website” means www.ey.com/ca/abitibibowater;

“New ABH Common Stock” means the new common stock of Reorganized ABH which shall be issued on the Implementation Date or authorized to be issued by Reorganized ABH at any time from and after the Implementation Date;

“New Plans” has the meaning ascribed to such term in Section 6.9;

“No Vote Applicant” has the meaning ascribed to such term in Subsection 2.5(b);

“No Vote Occurrence” has the meaning ascribed to such term in Subsection 2.5(a);

“Notice of Dispute” has the meaning ascribed to such term in the Claims Procedure Orders;

“Notice of Revision or Disallowance” has the meaning ascribed to such term in the Claims Procedure Orders;

“Obligations” means any and all demands, claims, actions, causes of action, counterclaims, suits, rights, obligations, debts, sums of money, accounts, covenants, damages, judgments, expenses, liabilities, executions, liens and other recoveries on account of any indebtedness, liability, obligation, demand or cause of action of whatever nature (including interest thereon and costs, fees or other amounts in respect thereof or remedies to challenge transfers which may fall within the scope of any bulk sales, fraudulent conveyance or similar statute) whether reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, direct, indirect or derivative, then existing or hereafter arising, in law, equity or otherwise;

“Office Products” means Abitibi-Consolidated Canadian Office Products Holdings Inc.;

“Office Products Affected Unsecured Claim” means any Affected Claim against Office Products;

“Office Products Affected Unsecured Creditor” means any creditor that is the Holder of an Office Products Affected Unsecured Claim;

“Office Products Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against Office Products for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the Office Products Affected Unsecured Creditors;

“Order” means any order of the Court or the Bankruptcy Court;

“Original Currency” has the meaning ascribed to such term in Section 7.10;

“Partnerships” means the partnerships listed in Schedule “B” hereto;

“Person” means any person, including any individual, partnership, joint venture, venture capital fund, association, corporation, limited liability company, limited liability partnership, unlimited liability company, trust, trustee, executor, administrator, legal personal representative, estate, group, unincorporated association or organization, Governmental Entity, syndicate, the Monitor, the Office of the United States Trustee or other entity, whether or not having legal status;

“Post-filing Claims” means all Obligations which are not Claims, Subsequent Claims or Restructuring Claims and arise from, or are in respect of, the Backstop Commitment Agreement, or any other executory contract, unexpired lease or agreement which has been deemed ratified pursuant to the CCAA Plan and all Obligations which arise from, or are in respect of, any agreement entered into after the Date of Filing and approved by the Court as part of the CCAA Proceedings;

“Pro Rata” means, at any time, the proportion that (i) the Face Amount of an Affected Claim (including any Inter-company Claim deemed to be an Affected Unsecured Claim pursuant to Section 2.5(c) (including Disputed Claims, but excluding Disallowed Claims)) in a particular class bears to (ii) the aggregate Face Amount of all Affected Claims (including any Intercompany Claim deemed to be an Affected Unsecured Claim pursuant to Section 2.5(c) (including Disputed Claims, but excluding Disallowed Claims)) in such class less (x) the aggregate Face Amount of all Affected Claims settled, compromised, released or otherwise dealt with in accordance with Subsections 2.4(a)(i), 2.4(b)(i), 2.4(c)(i), 2.4(d)(i), 2.4(e)(i), 2.4(f)(i), 2.4(g)(i), 2.4(h)(i), 2.4(i)(i), 2.4(j)(i) and 2.4(k)(i), as the case may be, and (y) the aggregate Face Amount of all Affected Claims fully paid pursuant to Section 3.7;

“Proof of Claim” has the meaning ascribed to such term in the Claims Procedure Orders;

“Proven Claim” means, in respect of an Affected Unsecured Creditor, the amount or any portion of the amount of the Affected Claim of such Affected Unsecured Creditor as finally determined for distribution purposes in accordance with the provisions of the CCAA Plan, the CCAA, the Claims Procedure Orders and any other applicable Orders;

“Proven Secured Claim” means the amount of a Secured Claim as agreed by the Applicants or as finally determined in accordance with the provisions of the CCAA Plan, the CCAA, the Claims Procedure Orders and any other applicable Orders;

“Recycling” means Donohue Recycling Inc.;

“Recycling Affected Unsecured Claim” means any Affected Claim against Recycling, including any 15.5% Senior Unsecured Notes Claim against Recycling;

“Recycling Affected Unsecured Creditor” means any creditor that is the Holder of a Recycling Affected Unsecured Claim;

“Recycling Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against Recycling for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the Recycling Affected Unsecured Creditors;

“Reduced Base Salary” has the meaning ascribed to such term in Subsection 6.8(b);

“Released Parties” has the meaning ascribed to such term in Subsection 6.10(b);

“Reorganized ABH” means, on and after the Implementation Date, ABH as reorganized under the U.S. Plan;

“Reorganized Debtors” means, on or after the Final Restructuring Transactions Time, collectively, all of the Applicants and Partnerships (or their respective successors) remaining under and pursuant to this CCAA Plan, including the Restructuring Transactions;

“Required Majority” means, in respect of any Affected Unsecured Creditor Class, the affirmative vote of a majority in number in such Affected Unsecured Creditor Class having Voting Claims and voting on its Resolution (in person or by proxy) at the Creditors’ Meeting in respect of such Affected Unsecured Creditor Class and representing not less than 66⅔% in value of the Voting Claims voting (in person or by proxy) at such Creditors’ Meeting;

“Resolution” means, in respect of an Affected Unsecured Creditor Class, the resolution for such Affected Unsecured Creditor Class substantially in the form attached as Appendix B to the Circular, providing for the approval of the CCAA Plan by the Affected Unsecured Creditors comprised in such Affected Unsecured Creditor Class;

“Restructuring Claim” has the meaning ascribed to such term in the Third Claims Procedure Order;

“Restructuring Recognition Award” has the meaning ascribed to such term in Subsection 6.8(c);

“Restructuring Transactions” means those steps and transactions necessary or desirable to give effect to the transactions contemplated herein and in the Restructuring Transaction Notice, which steps and transactions may include one or more incorporations, mergers, amalgamations, consolidations, arrangements, continuations, restructurings, conversions, liquidations, winding-ups, dissolutions, transfers, reorganizations, repayments, redemptions, exchanges, cancellations, discharges or other transactions (including the release of certain funds that were set aside temporarily in ULC);

“Restructuring Transactions Notice” means one or more notices setting out and detailing substantially all of the Restructuring Transactions to be posted on the Monitor’s Website on or before the CCAA Plan Supplement Filing Date with notice of such posting in each instance forthwith provided to the Service List (as such notice may be thereafter modified, amended, varied or supplemented in accordance with this CCAA Plan and the U.S. Plan) provided that a final restated Restructuring Transaction Notice will be posted on the Monitor’s Website no later than on the Implementation Date with notice of such posting forthwith provided to the Service List;

“Rights Offering” has the meaning ascribed to such term in Subsection 6.1(a)(vi);

“Rights Offering Pro Rata” means, as at the applicable Rights Offering record date, the proportion that (i) the Voting Claims of an Affected Unsecured Creditor in a particular class bears to (ii) the aggregate Voting Claims of all Affected Unsecured Creditors in such particular class;

“Rights Offering Notes” has the meaning ascribed to such term in Subsection 6.1(a)(vi);

“Saguenay Forest Products” means Saguenay Forest Products Inc.;

“Saguenay Forest Products Affected Unsecured Claim” means any Affected Claim against Saguenay Forest Products, including any 15.5% Senior Unsecured Notes Claim against Saguenay Forest Products;

“Saguenay Forest Products Affected Unsecured Creditor” means any creditor that is the Holder of a Saguenay Forest Products Affected Unsecured Claim;

“Saguenay Forest Products Affected Unsecured Creditor Class” means the class of creditors grouped in accordance with their Affected Claims against Saguenay Forest Products for the purposes of considering and voting on this CCAA Plan in accordance with the provisions of this CCAA Plan and receiving distributions hereunder, such class being comprised solely of the Saguenay Forest Products Affected Unsecured Creditors;

“Sanction Order” means the Order by the Court sanctioning the CCAA Plan pursuant to the CCAA, Section 191 of the CBCA and such other Sections and legislation to be set forth in the Restructuring Transaction Notice as such Order may be amended, or supplemented from time to time;

“Search Committee” has the meaning ascribed to such term in Section 6.15;

“Second Claims Procedure Order” means the Order of the Court dated January 18, 2010 establishing, among other things, procedures for reviewing and determining Claims;

“Secured Claim” means any: (i) ACCC Term Loan Claim; (ii) BCFPI Secured Bank Claim; (iii) Canadian Secured Notes Claim; or (iv) Claim, other than a CCAA Charge, which is secured by a Lien on the property of the Applicants, which Lien is valid, perfected and enforceable pursuant to applicable Laws or by reason of an Order, to the extent of the value of such property, as of the Implementation Date or such other date as is established by the Court;

“Securitization Claims” means any Claim arising under or relating to the Securitization Facility;

“Securitization Facility” means the receivables securitization facility made available to certain Subsidiaries of ABH pursuant to that certain Second Amended and Restated Receivables Purchase Agreement, dated as of June 16, 2009, as amended, among Abitibi-Consolidated U.S. Funding Corp., as the seller, ACI and Abitibi Consolidated Sales Corporation, as originators, Abitibi Consolidated Sales Corporation, as servicer, ACI, as subservicer, Citibank, N.A., as agent, and the banks named therein, and the other Transaction Documents (as defined therein);

“Service List” means the service list posted on the Monitor’s Website, as may be amended from time to time;

“Servicer” means any indenture trustee, agent or servicer that administers any agreement that governs the rights of a Holder of an Affected Claim;

“Stay Termination Date” has the meaning ascribed to such term in the Initial Order;

“STIPs” has the meaning ascribed to such term in Subsection 6.8(b);

“Subscription Rights” means the rights granted in connection with the Rights Offering to each Affected Unsecured Creditor who does not receive a Cash distribution pursuant to Subsections 2.4(a)(i), 2.4(b)(i), 2.4(c)(i), 2.4(d)(i), 2.4(e)(i), 2.4(f)(i), 2.4(g)(i), 2.4(h)(i), 2.4(i)(i), 2.4(j)(i) or 2.4(k)(i);

“Subsequent Claim” has the meaning ascribed to such term in the Third Claims Procedure Order;

“Supplemental Distribution” has the meaning ascribed to such term in Section 3.7;

“Section 1145 Cutback” has the meaning ascribed to such term in Subsection 6.1(a)(vi);

“Taxes” means any and all taxes, duties, fees, pending assessments, reassessments and other governmental charges, duties, impositions and liabilities of any kind whatsoever (including any Claims by Her Majesty the Queen in right of Canada, Her Majesty the Queen in right of any Province or Territory of Canada, the Canada Revenue Agency and any similar revenue or taxing authority, including any municipality, of any Province or Territory of Canada), including all interest, penalties, fines and additions with respect to such amounts;

“Term Loan Exit Financing Facility” means the senior secured term loan facility, that may take the form of a loan, high-yield notes, bridge facility or other loan arrangement, to be entered into by the Reorganized Debtors and the lender(s) thereunder as contemplated in Section 6.11 of the U.S. Plan, pursuant to such documentation, or a summary thereof, as shall be set forth in (i) a CCAA Plan Supplement, or (ii) such other notice and in such form as determined by the U.S. Debtors and the Applicants, each of which will be posted on the Monitor’s Website on or before the CCAA Plan Supplement Filing Date with notice of such posting forthwith provided to the Service List (as such notice may be thereafter modified, amended, varied or supplemented in accordance with this CCAA Plan);

“Terminated Employee Plans” has the meaning ascribed to such term in Section 6.9;

“Terminated Retirement Plans” has the meaning ascribed to such term in Section 6.9;

“Third Claims Procedure Order” means the Order of the Court dated February 23, 2010 establishing, among other things, procedures for soliciting, reviewing and determining applicable claims and Restructuring Claims;

“TSX” means the Toronto Stock Exchange, a division of TSX Inc., through which the senior listing operations of TMX Group Inc. are conducted;

“ULC” means 3239432 Nova Scotia Company;

“ULC DIP Claim” means any and all Obligations of the borrowers and guarantors of ULC pursuant to the ULC DIP Facility Documents or the Initial Order as of the Implementation Date;

“ULC DIP Facility Documents” means that certain Letter Loan Agreement, dated as of December 9, 2009 (as amended, or supplemented from time to time) by and between ACI and ULC together with any related collateral, loan, or security documents executed in connection therewith or which relate thereto;

“Unaffected Creditor” means any Creditor with Excluded Claims, in respect of and to the extent of those Excluded Claims;

“Unions” has the meaning ascribed to such term in the Second Claims Procedure Order;

“Unsecured Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases by the Office of the United States Trustee on or about April 28, 2009, pursuant to Section 1102 of the Bankruptcy Code, as reconstituted from time to time;

“Unsubscribed Notes” has the meaning ascribed to such term in the Backstop Commitment Agreement;

“U.S. Debtors” means ABH, AbitibiBowater US Holding 1 Corp., AbitibiBowater US Holding LLC, AbitibiBowater Canada, Abitibi-Consolidated Alabama Corporation, Abitibi-Consolidated Corporation, ACF LP, Abitibi Consolidated Sales Corporation, Alabama River Newsprint Company, Augusta Woodlands, LLC, Bowater Alabama LLC, Bowater America Inc., BCFC, BCFPI, BCHI, Bowater Canadian Limited, Bowater Finance Company Inc., Bowater Finance II LLC, Bowater, Bowater LaHave Corporation, Bowater Maritimes, Bowater Newsprint South LLC, Bowater Newsprint South Operations LLC, Bowater Nuway Inc., Bowater Nuway Mid-States Inc., Bowater South American Holdings Incorporated, Bowater Ventures Inc., Catawba Property Holdings, LLC, Coosa Pines Golf Club Holdings LLC, Donohue Corp., Lake Superior Forest Products Inc. and Tenex Data Inc., ABH LLC 1 and ABH Holding Company Inc.;

“U.S. Plan” means the plan of reorganization of the U.S. Debtors dated May 24, 2010 as may be further amended, varied or supplemented from time to time in accordance with the terms thereof, which U.S. Plan can be obtained through the Monitor’s Website;

“Voting Claim” means, in respect of an Affected Unsecured Creditor, the Canadian dollar amount of the Affected Claim of such Affected Unsecured Creditor accepted for purposes of voting at any Creditors’ Meeting, in accordance with the provisions of the Creditors’ Meeting Order and the Cross-border Voting Protocol; and

“Voting Record Date” means September 7, 2010 or such other date as may be determined by the Monitor.

1.2 Interpretation, etc.

For purposes of this CCAA Plan:

(a)
any reference in this CCAA Plan to a contract, instrument, release, indenture, agreement or other document being in a particular form or on particular terms and conditions mean s that such document shall be substantially in such form or substantially on such terms and conditions;

(b)	any reference in this CCAA Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be modified, amended, varied or supplemented;

(c)	all references to (i) currency and to “$” or “Cdn$” are to Canadian dollars and (ii) to “US$” are to United States dollars, except as otherwise indicated;

(d)	all references in this CCAA Plan to Articles, Sections, Subsections and Schedules are references to Articles, Sections, Subsections and Schedules of or to this CCAA Plan;

(e)	unless otherwise specified, the words “hereof”, “herein” and “hereto” refer to this CCAA Plan in its entirety rather than to any particular portion of this CCAA Plan;

(f)
the division of this CCAA Plan into Articles, Sections, Subsections, Schedules, and paragraphs and the insertion of captions and headings to Articles, Sections, Subsections, Schedules and paragraphs are for convenience of reference only and are not intended to affect the interpretation of, or to be part of this CCAA Plan;

(g)	where the context requires, a word or words importing the singular shall include the plural and vice versa and a word or words importing one gender shall include all genders;

(h)	the deeming provisions are not rebuttable and are conclusive and irrevocable;

(i)	the words “includes” and “including” are not limiting; and

(j)	the word “or” is not exclusive

1.3 Date for any Action

In the event that any date on which any action is required to be taken under this CCAA Plan by any of the parties is not a Business Day, that action shall be required to be taken on the next succeeding day which is a Business Day.

1.4 Time

All times expressed in this CCAA Plan are prevailing local time Montreal, Québec, Canada unless otherwise stipulated.

1.5 Statutory References

Unless otherwise specified, any reference in this CCAA Plan to a statute indudes all regulations made thereunder and all amendments to such statute or regulations in force, from time to time, or any statute or regulations that supplement or supersede such statute or regulations.

1.6 Schedules

The following are the schedules to this CCAA Plan, which are incorporated by reference into this CCAA Plan and form an integral part of it:

Schedule “A” – Applicants

Schedule “B” – Partnerships

Schedule “C” – Affected Unsecured Claims Share Allocation (other than 15.5% Unsecured Notes Claims Share Allocation)

Schedule “D” – 15.5% Senior Unsecured Notes Claims Share Allocation

ARTICLE 2
COMPROMISE AND ARRANGEMENT

2.1 Persons Affected

This CCAA Plan provides for a coordinated restructuring and compromise of Affected Claims against the Applicants. The U.S. Debtors are subject to the Chapter 11 Cases and have filed the U.S. Plan with the Bankruptcy Court. Under this CCAA Plan, the treatment of a Proven Claim against a Cross-border Debtor is intended to be consistent with the treatment of an Allowed Claim (as defined in the U.S. Plan) against same Cross-border Debtor in the U.S. Plan, with the Holder of such Allowed Cross-border Claim, receiving a single recovery on account of such Allowed Cross-border Claim in this CCAA Plan and the U.S. Plan and the aggregate distribution which such Holder of an Allowed Cross-border Claim shall receive, whether under this CCAA Plan or the U.S. Plan or a combination of both, not exceeding the greatest distribution which such Allowed Cross-border Claim would be entitled to receive under this CCAA Plan or the U.S. Plan. This CCAA Plan will become effective on the Implementation Date in accordance with its terms and in the sequence set forth in Section 6.1.

Each Affected Claim against the Applicants will be fully and finally compromised or otherwise assigned or transferred in the manner and the sequence as set forth in this CCAA Plan and the Restructuring Transactions Notice. This CCAA Plan shall be binding on and enure to the benefit of the Applicants, the Affected Unsecured Creditors of each Affected Unsecured Creditor Class, the Released Parties, any trustee, agent or other Person acting on behalf of any Affected Unsecured Creditor and such other Persons who have received the benefit of, or are bound by any compromises, waivers, releases or indemnities hereunder.

2.2 Classes of Affected Claims

Subject to Section 4.4, for the purpose of voting on, and distributions pursuant to, this CCAA Plan, the Affected Claims are divided into 20 classes as set out below:

(a)	the ACI Affected Unsecured Creditor Class;

(b)	the ACCC Affected Unsecured Creditor Class;

(c)
the 15.5% Guarantor Applicant Affected Unsecured Creditor Classes, being 10 classes of Affected Unsecured Creditors grouped in accordance with their Affected Claims against each of the 15.5% Guarantor Applicants, which Affected Claims only include 15.5% Senior Unsecured Notes Claims;

(d)	the Saguenay Forest Products Affected Unsecured Creditor Class;

(e)	the BCFPI Affected Unsecured Creditor Class;

(f)	the BCFC Affected Unsecured Creditor Class;

(g)	the AbitibiBowater Canada Affected Unsecured Creditor Class;

(h)	the Bowater Maritimes Affected Unsecured Creditor Class;

(i)	the ACNSI Affected Unsecured Creditor Class;

(j)	the Office Products Affected Unsecured Creditor Class; and

(k)	the Recyding Affected Unsecured Creditor Class.

2.3 Excluded Claims

This CCAA Plan does not affect the following (each, an “Excluded Claim”):

(a)
any Claim, Subsequent Claim or Restructuring Claim secured by the Abitibi Administration Charge, the Bowater Administration Charge, the Abitibi D&O Charge, the Bowater D&O Charge, the ACI DIP Charge, the BI DIP Lenders Charge and the Bowater Adequate Protection Charge (each, a “CCAA Charge Claim”);

(b)	any Administrative Claim;

(c)	any Secured Claim;

(d)	any Securitization Claim;

(e)	subject to Subsection 2.5(c), any Inter-company Claim, including those secured by the ACI Inter-company Advances Charge and the BI Inter-company Advances Charge;

(f)
any Claim of an employee of any of the Applicants who was employed by that Applicant as of April 16, 2009, other than Claims by any such employee who was required to file its Proof of Claim prior to April 7, 2010 or any applicable subsequent Claim Bar Date, pursuant to and in accordance with the Third Claims Procedure Order (the “Excluded Employee Claims”);

(g)	any Post-filing Claim;

(h)	any Insured Claim that is not a Proven Claim but only to the extent of the coverage available to the Applicants under any applicable Insurance Contract (excluding any applicable deductible);

(i)	any Government Priority Claim; and

(j)	any Claim, Subsequent Claim or Restructuring Claim ordered by the Court to be treated as an Excluded Claim for the purpose of this CCAA Plan.

Creditors with Excluded Claims will not be entitled to vote at any Creditors’ Meeting or receive any distributions under this CCAA Plan in respect of the portion of their Claims which is an Excluded Claim. Nothing in this CCAA Plan shall affect the Applicants’ rights and defences, both legal and equitable, with respect to any Excluded Claim including any rights with respect to legal and equitable defences or entitlements to set-offs or recoupments against such Excluded Claims.

2.4 Treatment of Affected Claims

(a)	Compromise of ACI Affected Unsecured Claims.

(i)
Each ACI Affected Unsecured Creditor with Proven Claims the aggregate Face Amount of which is (A) equal to or less than Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) or (B) reduced, for distribution purposes only, to Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a Cash distribution in an amount equal to the lesser of 50% of the Face Amount of its Proven Claims and Cdn$3,036.50 (being 50% of Cdn$6,073), unless in the case of clause (A), such ACI Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the ACI Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against ACI, a distribution as set forth in Subsection 2.4(a)(ii). To be valid, an Election Notice must be received by the Monitor by the Election Deadline. Each Election Notice, once delivered to the Monitor, will be final and irrevocable and no ACI Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive a distribution as set forth in Subsection 2.4(a)(ii) after receipt by the Monitor of such completed Election Notice.

(ii)
In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each ACI Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Subsection 2.4(a)(i) above will, in full and final satisfaction of its Proven Claim against ACI, ultimately receive (A) its Pro Rata share of the number of shares of New ABH Common Stock set forth against ACI in Schedule “C” hereto, subject to Dilution, and, (B) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights allocated to ACI, provided, however, that each ACI Affected Unsecured Creditor with a Proven Claim in respect of a 15.5% Senior Unsecured Note Claim against ACI will, in full and final satisfaction of such Proven Claim, ultimately receive (y) its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against the name of ACI in Schedule “D” hereto, subject to Dilution, and, (z) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights allocated to ACI.

(b)	Compromise of ACCC Affected Unsecured Claims.

(i)
Each ACCC Affected Unsecured Creditor with Proven Claims the aggregate Face Amount of which is (A) equal to or less than Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) or (B) reduced, for distribution purposes only, to Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a Cash distribution in an amount equal to the lesser of 50% of the Face Amount of its Proven Claims and Cdn$3,036.50 (being 50% of Cdn$6,073), unless in the case of clause (A), such ACCC Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the ACCC Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against ACCC, a distribution as set forth in Subsection 2.4(b)(ii). To be valid, an Election Notice must be received by the Monitor by the Election Deadline. Each Election Notice, once delivered to the Monitor, will be final and irrevocable and no ACCC Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive a distribution as set forth in Subsection 2.4(b)(ii) after receipt by the Monitor of such completed Election Notice.

(ii)
In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each ACCC Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Subsection 2.4(b)(i) above against ACCC will, in full and final satisfaction of its Proven Claim against ACCC, ultimately receive (A) its Pro Rata share of the number of shares of New ABH Common Stock set forth against ACCC in Schedule “C hereto, subject to Dilution, and, (B) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights allocated to ACCC, provided, however, that each ACCC Affected Unsecured Creditor with a Proven Claim in respect of a 15.5% Senior Unsecured Notes Claim against ACCC will, in full and final satisfaction of such Proven Claim, ultimately receive (y) its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against the name of ACCC in Schedule “D” hereto, subject to Dilution, and, (z) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights allocated to ACCC.

(c)	Compromise of 15.5% Guarantor Applicant Affected Unsecured Claims.

(i)
Each 15.5% Guarantor Applicant Affected Unsecured Creditor with Proven Claims the aggregate Face Amount of which is (A) equal to or less than Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) or (B) reduced, for distribution purposes only, to Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate, and for the purposes hereof deemed conclusively to be the equivalent, of US$5,000) pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a Cash distribution in an amount equal to the lesser of 50% of the Face Amount of its Proven Claims and Cdn$3,036.50 (being 50% of Cdn$6,073), unless in the case of clause (A), such 15.5% Guarantor Applicant Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the 15.5% Guarantor Applicant Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against the 15.5% Guarantor Applicants, a distribution as set forth in Subsection 2.4(c)(ii). To be valid, an Election Notice must be received by the Monitor by the Election Deadline. Each Election Notice, once delivered to the Monitor, will be final and irrevocable and no 15.5% Guarantor Applicant Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive a distribution as set forth in Subsection 2.4(c)(ii) after receipt by the Monitor of such completed Election Notice.

(ii)
In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each 15.5% Guarantor Applicant Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Subsection 2.4(c)(i) above against any 15.5% Guarantor Applicant will, in full and final satisfaction of its Proven Claim against such 15.5% Guarantor Applicant, ultimately receive (A) its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against the name of such 15.5% Guarantor Applicant in Schedule “D” hereto, subject to Dilution, and, (B) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights allocated to each 15.5% Guarantor Applicant.

(d)	Compromise of Saguenay Forest Products Affected Unsecured Claims.

(i)
Each Saguenay Forest Products Affected Unsecured Creditor with Proven Claims the aggregate Face Amount of which is (A) equal to or less than Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) or (B) reduced, for distribution purposes only, to Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a Cash distribution in an amount equal to the lesser of 50% of the Face Amount of its Proven Claims and Cdn$3,036.50 (being 50% of Cdn$6,073), unless in the case of clause (A), such Saguenay Forest Products Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the Saguenay Forest Products Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against Saguenay Forest Products, a distribution as set forth in Subsection 2.4(d)(ii). To be valid, an Election Notice must be received by the Monitor by the Election Deadline. Each Election Notice, once delivered to the Monitor, will be final and irrevocable and no Saguenay Forest Products Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive a distribution as set forth in Subsection 2.4(d)(ii) after receipt by the Monitor of such completed Election Notice.

(ii)
In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each Saguenay Forest Products Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Subsection 2.4(d)(i) above will, in full and final satisfaction of its Proven Claim against Saguenay Forest Products, ultimately receive (A) its Pro Rata share of the number of shares of New ABH Common Stock set forth against Saguenay Forest Products in Schedule “C” hereto, subject to Dilution, and, (B) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights allocated to Saguenay Forest Products, provided, however, that each Saguenay Forest Products Affected Unsecured Creditor with a Proven Claim in respect of a 15.5% Senior Unsecured Note Claim against Saguenay Forest Products will, in full and final satisfaction of such Proven Claim, ultimately receive (y) its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against the name of Saguenay Forest Products in Schedule “D” hereto, subject to Dilution, and, (z) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights allocated to Saguenay Forest Products.

(e)	Compromise of BCFPI Affected Unsecured Claim.

(i)
Each BCFPI Affected Unsecured Creditor with Proven Claims the aggregate Face Amount of which is (A) equal to or less than Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) or (B) reduced, for distribution purposes only, to Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a Cash distribution in an amount equal to the lesser of 50% of the Face Amount of its Proven Claims and Cdn$3,036.50 (being 50% of Cdn$6,073), unless in the case of clause (A), such BCFPI Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the BCFPI Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against BCFPI, a distribution as set forth in Subsection 2.4(e)(ii). To be valid, an Election Notice must be received by the Monitor by the Election Deadline. Each Election Notice, once delivered to the Monitor, will be final and irrevocable and no BCFPI Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive a distribution as set forth in Subsection 2.4(e)(ii) after receipt by the Monitor of such completed Election Notice.

(ii)
In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each BCFPI Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Subsection 2.4(e)(i) above will, in full and final satisfaction of its Proven Claim against BCFPI, ultimately receive (A) its Pro Rata share of the number of shares of New ABH Common Stock set forth against BCFPI in Schedule “C” hereto, subject to Dilution, and, (B) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights allocated to BCFPI.

(f)	Compromise of BCFC Affected Unsecured Claims.

(i)
Each BCFC Affected Unsecured Creditor with Proven Claims the aggregate Face Amount of which is (A) equal to or less than Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) or (B) reduced, for distribution purposes only, to Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a Cash distribution in an amount equal to the lesser of 50% of the Face Amount of its Proven Claims and Cdn$3,036.50 (being 50% of Cdn$6,073), unless in the case of clause (A), such BCFC Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the BCFC Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against BCFC, a distribution as set forth in Subsection 2.4(f)(ii). To be valid, an Election Notice must be received by the Monitor by the Election Deadline. Each Election Notice, once delivered to the Monitor, will be final and irrevocable and no BCFC Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive a distribution as set forth in Subsection 2.4(f)(ii) after receipt by the Monitor of such completed Election Notice.

(ii)
In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each BCFC Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Subsection 2.4(f)(i) above will, in full and final satisfaction of its Proven Claim against BCFC, ultimately receive (A) its Pro Rata share of the number of shares of

New ABH Common Stock set forth against BCFC in Schedule “C” hereto, subject to Dilution, and, (B) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights allocated to BCFC.

(g)	Compromise of AbitibiBowater Canada Affected Unsecured Claims.

(i)
Each AbitibiBowater Canada Affected Unsecured Creditor with Proven Claims the aggregate Face Amount of which is (A) equal to or less than Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) or (B) reduced, for distribution purposes only, to Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a Cash distribution in an amount equal to the lesser of 50% of the Face Amount of its Proven Claims and Cdn$3,036.50 (being 50% of Cdn$6,073), unless in the case of clause (A), such AbitibiBowater Canada Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the AbitibiBowater Canada Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against AbitibiBowater Canada, a distribution as set forth in Subsection 2.4(g)(ii). To be valid, an Election Notice must be received by the Monitor by the Election Deadline. Each Election Notice, once delivered to the Monitor, will be final and irrevocable and no AbitibiBowater Canada Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive a distribution as set forth in Subsection 2.4(g)(ii) after receipt by the Monitor of such completed Election Notice.

(ii)
In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each AbitibiBowater Canada Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Subsection 2.4(g)(i) above will, in full and final satisfaction of its Proven Claim against AbitibiBowater Canada, ultimately receive (A) its Pro Rata share of the number of shares of New ABH Common Stock set forth against AbitibiBowater Canada in Schedule “C” hereto, subject to Dilution, and, (B) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights allocated to AbitibiBowater Canada.

(h)	Compromise of Bowater Maritimes Affected Unsecured Claims.

(i)
Each Bowater Maritimes Affected Unsecured Creditor with Proven Claims the aggregate Face Amount of which is (A) equal to or less than Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) or (B) reduced, for distribution purposes only, to Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a Cash distribution in an amount equal to the lesser of 50% of the Face Amount of its Proven Claims and Cdn$3,036.50 (being 50% of Cdn$6,073), unless in the case of clause (A), such Bowater Maritimes Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the Bowater Maritimes Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against Bowater Maritimes, a distribution as set forth in Subsection 2.4(h)(ii). To be valid, an Election Notice must be received by the Monitor by the Election Deadline. Each Election Notice, once delivered to the Monitor, will be final and irrevocable and no Bowater Maritimes Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive a distribution as set forth in Subsection 2.4(h)(ii) after receipt by the Monitor of such completed Election Notice.

(ii)
In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each Bowater Maritimes Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Subsection 2.4(h)(i) above will, in full and final satisfaction of its Proven Claim against Bowater Maritimes, ultimately receive (A) its Pro Rata share of the number of shares of New ABH Common Stock set forth against Bowater Maritimes in Schedule “C hereto, subject to Dilution, and, (B) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights allocated to Bowater Maritimes.

(i)	Compromise of ACNSI Affected Unsecured Claims.

(i)
Each ACNSI Affected Unsecured Creditor with Proven Claims the aggregate Face Amount of which is (A) equal to or less than Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) or (B) reduced, for distribution purposes only, to Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a Cash distribution in an amount equal to the lesser of 50% of the Face Amount of its Proven Claims and Cdn$3,036.50 (being 50% of Cdn$6,073), unless in the case of clause (A), such ACNSI Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the ACNSI Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against ACNSI, a distribution as set forth in Subsection 2.4(i)(ii). To be valid, an Election Notice must be received by the Monitor by the Election Deadline. Each Election Notice, once delivered to the Monitor, will be final and irrevocable and no ACNSI Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive a distribution as set forth in Subsection 2.4(i)(ii) after receipt by the Monitor of such completed Election Notice.

(ii)
In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each ACNSI Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Subsection 2.4(i)(i) above will, in full and final satisfaction of its Proven Claim against ACNSI, ultimately receive (A) its Pro Rata share of the number of shares of New ABH Common Stock set forth against ACNSI in Schedule “C” hereto, subject to Dilution, and, (B) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights, provided, however, that each ACNSI Affected Unsecured Creditor with a Proven Claim in respect of a 15.5% Senior Unsecured Note Claim against ACNSI will, in full and final satisfaction of such Proven Claim, ultimately receive (y) its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against the name of ACNSI in Schedule “D” hereto, subject to Dilution, and, (z) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights allocated to ACNSI.

(j)	Compromise of Office Products Affected Unsecured Claims.

(i)
Each Office Products Affected Unsecured Creditor with Proven Claims the aggregate Face Amount of which is (A) equal to or less than Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) or (B) reduced, for distribution purposes only, to Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a Cash distribution in an amount equal to the lesser of 50% of the Face Amount of its Proven Claims and Cdn$3,036.50 (being 50% of Cdn$6,073), unless in the case of clause (A), such Office Products Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the Office Products Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against Office Products, a distribution as set forth in Subsection 2.4(j)(ii). To be valid, an Election Notice must be received by the Monitor by the Election Deadline. Each Election Notice, once delivered to the Monitor, will be final and irrevocable and no Office Products Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive a distribution as set forth in Subsection 2.4(j)(ii) after receipt by the Monitor of such completed Election Notice.

(ii)
In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each Office Products Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Subsection 2.4(j)(i) above will, in full and final satisfaction of its Proven Claim against Office Products, ultimately receive (A) its Pro Rata share of the number of shares of New ABH Common Stock set forth against Office Products in Schedule “C” hereto, subject to Dilution, and, (B) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights, provided, however, that each Office Products Affected Unsecured Creditor with a Proven Claim in respect of a 15.5% Senior Unsecured Note Claim against Office Products will, in full and final satisfaction of such Proven Claim, ultimately receive (y) its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against the name of Office Products in Schedule “D” hereto, subject to Dilution, and, (z) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights allocated to Office Products.

(k)	Compromise of Recycling Affected Unsecured Claims.

(i)
Each Recycling Affected Unsecured Creditor with Proven Claims the aggregate Face Amount of which is (A) equal to or less than Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) or (B) reduced, for distribution purposes only, to Cdn$6,073 (being the Canadian dollar equivalent based on the Date of Filing Exchange Rate and, for the purposes hereof, deemed conclusively to be the equivalent, of US$5,000) pursuant to an election by the Holder made on the Election Notice, shall receive in full and final satisfaction of its Proven Claims, a Cash distribution in an amount equal to the lesser of 50% of the Face Amount of its Proven Claims and Cdn$3,036.50 (being 50% of Cdn$6,073), unless in the case of clause (A), such Recycling Affected Unsecured Creditor files an Election Notice with the Monitor by the Election Deadline in which the Recycling Affected Unsecured Creditor elects to receive, in full and final satisfaction of its Proven Claim against Recycling, a distribution as set forth in Subsection 2.4(k)(ii). To be valid, an Election Notice must be received by the Monitor by the Election Deadline. Each Election Notice, once delivered to the Monitor, will be final and irrevocable and no Recycling Affected Unsecured Creditor shall be entitled to change, revoke or withdraw its election to receive a distribution as set forth in Subsection 2.4(k)(ii) after receipt by the Monitor of such completed Election Notice.

(ii)
In accordance with the other provisions of this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice, each Recycling Affected Unsecured Creditor with a Proven Claim who does not receive a Cash distribution pursuant to Subsection 2.4(k)(i) above will, in full and final satisfaction of its Proven Claim against Recycling, ultimately receive (A) its Pro Rata share of the number of shares of New ABH Common Stock set forth against Recycling in Schedule “C” hereto, subject to Dilution, and, (B) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights, provided, however, that each Recycling Affected Unsecured Creditor with a Proven Claim in respect of a 15.5% Senior Unsecured Note Claim against Recycling will, in full and final satisfaction of such Proven Claim, ultimately receive (y) its 15.5% Pro Rata share of the number of shares of New ABH Common Stock set forth against the name of Recycling in Schedule “D” hereto, subject to Dilution, and, (z) to the extent eligible and subject to the Section 1145 Cutback, its Rights Offering Pro Rata share of the number of Subscription Rights allocated to Recycling

2.5 No Vote Occurrence

(a)
Unless otherwise set forth herein, Affected Unsecured Creditors in any Affected Unsecured Creditor Class that fails to approve this CCAA Plan by the affirmative vote of the Required Majority or in respect of which this CCAA Plan is not sanctioned by the Court (each, a “No Vote Occurrence”), shall be deemed to be Unaffected Creditors in respect of their Claims against that No Vote Applicant for the purposes of this CCAA Plan.

(b)
In the event of a No Vote Occurrence, each Applicant affected by such No Vote Occurrence (each, a “No Vote Applicant”) or any other Applicant or Partnership may undertake, at its sole and absolute discretion, any transactions necessary for such No Vote Applicant’s equity or other interests in any other Applicant or Partnership to be changed, exchanged, cancelled, redeemed, reorganized, transferred or otherwise dealt with, for NIL consideration.

(c)
In the event of a No Vote Occurrence, any Inter-company Claim held by a No Vote Applicant shall be deemed to be an Affected Unsecured Claim for the purposes of this CCAA Plan and shall be compromised pursuant to the applicable provisions of Section 2.4, even though such No Vote Applicant shall not have voted in respect of the CCAA Plan.

ARTICLE 3
TREATMENT OF UNAFFECTED CREDITORS

3.1 CCAA Charge and Administrative Claims

Except as provided in Section 3.4 in respect of the BI DIP Claims, Holders of CCAA Charge Claims shall receive full payment in Cash of such Claims at such times and in such amounts as may be determined by the Monitor or the Court from time to time. Except as otherwise specifically provided in this CCAA Plan or the U.S. Plan, the Holders of Administrative Claims shall receive full payment in Cash of such Claims in accordance with the principles set out in the U.S. Plan. In addition, to the extent any obligation that would otherwise constitute an Administrative Claim is paid as a CCAA Charge under this CCAA Plan, such payment shall be the only payment to be made on account of such Administrative Claim in the CCAA Proceedings and the Chapter 11 Cases.

3.2 Secured Claims

On the Implementation Date, Holders of Secured Claims (a) shall receive full payment in Cash of their applicable Proven Secured Claims (other than their Proven Secured Claims in respect of any BCFPI Secured Bank Letters of Credit), and (b) in respect of any BCFPI Secured Bank Letters of Credit either (i) the Holders of Secured Claims shall receive on, or as soon as practicable after, but in any event not later than five (5) Business Days after, the Implementation Date, Cash collateral in the aggregate face amount of the BCFPI Secured Bank Letters of Credit plus an amount sufficient to cover all fees for the term of each BCFPI Secured Bank Letters of Credit and in the currency of such BCFPI Secured Bank Letters of Credit, (ii) the BCFPI Administrative Agent shall have received undrawn the original BCFPI Secured Bank Letters of Credit marked “cancelled” and such BCFPI Secured Bank

Letters of Credit shall be extinguished, or (iii) the Holders of Secured Claims shall receive treatment with respect to the BCFPI Secured Bank Letters of Credit on such other terms the Applicants and Holders of such Secured Claims may agree, provided that in no event shall any shares of New ABH Common Stock be distributed on account of or in respect of the BCFPI Secured Bank Letters of Credit.

3.3 Securitization Claims

On the Implementation Date, in accordance with the U.S. Plan, all outstanding receivable interests purchased under the Securitization Facility will be repurchased in Cash for a price equal to the par amount thereof plus accrued and unpaid yield and fees and servicer fees payable under the Securitization Facility, and any unpaid fees and expenses or other amounts payable under the Securitization Facility whether by an Applicant or an affiliate of the Applicants, and any and all Securitization Claims shall be paid in full in Cash. On the Implementation Date, after all such receivable interests are repurchased and all such payments are made, the Securitization Facility shall be terminated, and all Securitization Claims shall be deemed fully satisfied and released.

3.4 BI DIP Lender Claims and ULC DIP Lender Claims

On the Implementation Date, the BI DIP Lenders, the BI DIP Agent and ULC shall receive full payment in Cash of their applicable BI DIP Claims and ULC DIP Claims.

3.5 Inter-company Claims

Subject to Section 2.5(c), at the sole and absolute discretion of the Applicants or the Partnerships, any and all Inter-company Claims may be ratified, in whole or in part, by the Applicants or the Partnerships, and treated in the ordinary course of business, amended, repaid, cancelled or discharged, in whole or in part, in the manner and the sequence as set forth in the Restructuring Transactions Notice, provided, however, that any such elections by the Applicants or the Partnerships hereunder or under the Restructuring Transactions Notice shall not impact any recoveries under this CCAA Plan.

3.6 Deemed Unaffected Creditors

Affected Unsecured Creditors deemed to be Unaffected Creditors pursuant to Subsection 2.5(a) shall not be entitled to receive any distribution under this CCAA Plan.

3.7 Government Priority Claims

Within six (6) months after the Sanction Order, the Applicants will pay in full all Government Priority Claims.

3.8 Supplemental Distribution

The Applicants shall, as soon as practicable on or after the Implementation Date, make a supplemental distribution in Cash (the “Supplemental Distribution”) in a maximum individual amount to be determined by the Applicants, in consultation with the Monitor, to such present or former employees: (i) who were employed by the Applicants, other than the Cross-border Debtors, on or after the Date of Filing; and (ii) who are holding an Affected Unsecured Claim that is a Proven Claim; provided, however, that the aggregate amount payable hereunder shall not exceed Cdn$ 5 million. No later than ten (10) days prior to the Implementation Date, the Applicants, other than the Cross-border Debtors, shall determine, in consultation with the Monitor, the employees who shall be entitled to receive such Supplemental Distribution (the “Distribution Eligible Employees”) and the amount of the Supplemental Distribution to be allocated to each Distribution Eligible Employee, provided, however, that (i) no Distribution Eligible Employee shall have a right of review or appeal in respect of such allocation which shall, for all purposes, be final and binding upon the Distribution Eligible Employees, and (ii) any Affected Claim of each Distribution Eligible Employee shall, for distribution purposes under this CCAA Plan, be reduced by the amount of such Distribution Eligible Employee’s Supplemental Distribution.

3.9 Monitor’s Fees and Expenses

The Monitor’s fees and expenses, including the fees and disbursements of its counsel, shall be paid from time to time by the Applicants.

3.10 No Distribution of New ABH Common Stock to Unaffected Creditors

Under no circumstances, including under this CCAA Plan or the U.S. Plan, shall Unaffected Creditors receive a distribution of shares of New ABH Common Stock.

3.11 Exchangeable Shares

The Exchangeable Shares together with all ancillary documents in connection therewith or which relate thereto, including the amended and restated support agreement among ABH, BCHI, AbitibiBowater Canada and Bowater and the amended and restated voting and exchange trust agreement among AbitibiBowater Canada, BC111, ABI, Bowater and Computershare Trust Company of Canada (or any successor trustee), shall be cancelled and terminated, as the case may be, in the manner and the sequence as set forth in the Restructuring Transactions Notice and the holders of Exchangeable Shares shall not be entitled to receive any distribution, consideration or other compensation on account thereof.

3.12 Equity Securities

The Equity Securities may, at the sole discretion of the Applicants or the Partnerships, be preserved, amended, cancelled or otherwise dealt with, in whole or in part, in the manner and the sequence as set forth in the Restructuring Transactions Notice and the holders of such Equity Securities shall not be entitled to receive any distribution, consideration or other compensation on account thereof.

ARTICLE 4
VALUATION OF AFFECTED CLAIMS, CREDITORS’ MEETINGS

AND RELATED MATTERS

4.1 Conversion of Affected Claims into Canadian Currency

For purposes of determination of the value of Affected Claims denominated in currencies other than Canadian dollars for voting and distribution purposes:

(a)	any Affected Claim, other than those contemplated in Subsection 4.1(b), shall be converted by the Monitor to Canadian dollars at the Date of Filing, Exchange Rate; and

(b)
any Affected Claim arising as a result of or in connection with the repudiation, termination or restructuring of the Applicants of any contract, lease or obligations shall be converted by the Monitor to Canadian dollars at the Bank of Canada noon spot rate of exchange for exchanging the relevant currency to Canadian dollars on the date of notice of the event which gave rise to such repudiation, termination or restructuring.

4.2 Affected Claims

Affected Unsecured Creditors shall be entitled to prove their respective Affected Claims, vote their Voting Claims in respect of the CCAA Plan, and if their Claims become Proven Claims receive the distributions provided for, pursuant to the Claims Procedure Orders, the Cross-border Claims Protocol, the Cross-border Voting Protocol, the Creditors’ Meeting Order and this CCAA Plan.

4.3 Creditors’ Meetings

The Creditors’ Meeting held in respect of each Affected Unsecured Creditors Class shall be held in accordance with this CCAA Plan, the Creditors’ Meeting Order and any further Order which may be made from time to time for the purposes of, among other things, considering and voting on the Resolution of such Affected Unsecured Creditor Class or other matters to be considered at such Creditors’ Meeting.

4.4 Approval by each Affected Unsecured Creditor Class

The Applicants will seek approval of the CCAA Plan by the affirmative vote of the Required Majorities of the Affected Unsecured Creditors with Voting Claims in each Affected Unsecured Creditor Class. Any resolution, including the Resolution in respect of each of the Affected Unsecured Creditors Classes, to be voted on at any Creditors’ Meeting in respect of the CCAA Plan will be decided by the Required Majorities on a vote by ballot, and any other matter submitted for a vote at any Creditors’ Meeting shall be decided by a majority of votes cast on a vote by a show of hands, unless the Chair decides, in his sole and absolute discretion, to hold such vote by way of ballot, provided, however, that each vote of a 15.5% Senior Unsecured Notes Creditor by way of ballot or show of hands in respect of the ACCC Affected Unsecured Creditor Class shall be deemed to be a vote in respect of such 15.5% Senior Unsecured Notes Creditor’s 15.5% Senior Unsecured Notes Claims comprised in each of the ACI Affected Unsecured Creditor Class, Saguenay Forest Products Affected Unsecured Creditor Class, ACNSI Affected Unsecured Creditor Class, Office Products Affected Unsecured Creditor Class, Recycling Affected Unsecured Creditor Class and 15.5% Guarantor Applicant Affected Unsecured Creditor Classes. The result of any vote will be binding on all Affected Unsecured Creditors in the relevant Affected Unsecured Creditor Class, whether or not any such Affected Unsecured Creditor is present and voting (in person or by proxy) at the Creditors’ Meeting held in respect of the Affected Unsecured Creditor Class to which it belongs.

4.5 Order to Establish Procedure for Valuing Affected Claims

The procedure for valuing Affected Claims for voting and distribution purposes, and resolving disputes in respect of any such valuation, is set forth in the Claims Procedure Orders, Cross-border Claims Protocol, Cross-border Voting Protocol and the Creditors’ Meeting Order. The Applicants and the Monitor reserve the right to seek the assistance of the Court in valuing the Affected Claim of any Affected Unsecured Creditor, if deemed advisable, or in determining the result of any vote on any of the Resolutions or otherwise at any Creditors’ Meeting, or the amount, if any, to be distributed to any Affected Unsecured Creditor under the CCAA Plan, as the case may be.

4.6 Affected Claims for Voting Purposes

Each Affected Unsecured Creditor with a Voting Claim shall be entitled to one (1) vote and the weight attributed to such vote (for the purposes of determining the Required Majorities) shall be equal to the aggregate Canadian dollar value of such Affected Unsecured Creditor’s Voting Claim (if necessary, converted into Canadian dollars in accordance with Section 4.1).

If the amount of the Affected Claim of any Affected Unsecured Creditor is not resolved for voting purposes on the Voting Record Date in accordance with the Claims Procedure Orders, the Cross-border Claims Protocol, the Cross-border Voting Protocol and the Creditors’ Meeting Order, such Affected Unsecured Creditor shall be entitled to vote at the Creditors’ Meeting held in respect of the Affected Unsecured Creditor Class to which it belongs based on that portion of its Affected Claim which has been accepted for voting purposes by the Monitor, without prejudice to the rights of the Applicants, or the Affected Unsecured Creditor, with respect to the final determination of the Affected Unsecured Creditor’s Affected Claim for distribution purposes in accordance with the terms of the Claims Procedure Orders, the Creditors’ Meeting Order and this CCAA Plan.

Affected Unsecured Creditors whose Affected Claims have been revised or disallowed, in full or in part, which revision or disallowance remains in dispute or under appeal in accordance with the Claims Procedure Orders and the Cross-border Claims Protocol, shall have their voting intentions with respect to such disputed or disallowed amounts recorded by the Monitor and reported to the Court.

4.7 Adjournments

If any Creditors’ Meeting is adjourned or postponed by the Chair, in his sole and absolute discretion, or because quorum is not obtained, such Creditors’ Meeting will be adjourned, postponed or otherwise rescheduled by the Monitor to such date, time and place as may be decided by the Chair, in his sole and absolute discretion.

4.8 Voting of Proxies

Any Affected Unsecured Creditor’s proxy will be voted on any ballot in accordance with the Affected Unsecured Creditor’s instruction to vote for or against the approval of such Affected Unsecured Creditor Class’ Resolution and any other matters before the Creditors’ Meeting held in respect of such Affected Unsecured Creditors Class. In the absence of such instruction, the proxy will be voted for the approval of such Resolution.

Subject to Section 8.4, forms of proxy may confer discretionary authority on the individuals designated therein with respect to amendments or variations of matters identified in the notice of Creditors’ Meeting and other matters that may properly come before any Creditors’ Meeting.

All matters related to the solicitation of votes for any Creditors’ Meeting, the mailing of materials to Affected Unsecured Creditors and the voting procedure and tabulation of votes cast with respect to any Creditors’ Meeting shall be as set forth in the Creditors’ Meeting Order.

4.9 Claims Bar Dates

If an Affected Unsecured Creditor has failed to file its Proof of Claim prior to the relevant Claims Bar Dates and has not been permitted to file a late Claim pursuant to the Claims Procedure Orders, that Affected Unsecured Creditor shall be forever barred from voting at the Creditors’ Meeting held in respect of the Affected Unsecured Creditor Class to which it belongs and from receiving a distribution, and the Applicants shall be released from the Affected Claims of such Affected Unsecured Creditor and Subsection 6.10(b) shall apply to all such Affected Claims.

ARTICLE 5
DISTRIBUTIONS IN RESPECT OF DISPUTED CLAIMS

5.1 No Distributions Pending Allowance

Notwithstanding any other provision of this CCAA Plan, no distributions shall be made with respect to a Disputed Claim unless and until it has become a Proven Claim. Prior to the Implementation Date, Disputed Claims shall be dealt with in accordance with the Claims Procedure Orders, the Cross-border Claims Protocol and the Cross-border Voting Protocol. Following the Implementation Date, Disputed Claims shall continue to be dealt with in accordance with the Claims Procedure Orders, the Cross-border Claims Protocol and the Cross-border Voting Protocol.

5.2 Applicants Reserve

As of the Initial Distribution Date, the Monitor, in its capacity as Disbursing Agent, shall establish the Applicants Reserve by holding on account of Disputed Claims, a number of shares of New ABH Common Stock equal to the amount of shares of New ABH Common Stock that the Holders of Disputed Claims would be entitled to receive if all such Disputed Claims had been Proven Claims in their entire amount on the Initial Distribution Record Date. The shares of New ABH Common Stock deposited in the Applicants Reserve shall not be voted by the Monitor, in its capacity as Disbursing Agent and holder of record of such securities, except pursuant to, and in accordance with, an Order of the Court.

5.3 Distributions From Applicants Reserve Once Disputed Claims Resolved

The Monitor, in its capacity as Disbursing Agent, shall make allocations from the Applicants Reserve to Holders of Proven Claims following the Initial Distribution Date in accordance with this CCAA Plan. To the extent that Disputed Claims become Proven Claims after the Initial Distribution Record Date, the Monitor, in its capacity as Disbursing Agent, shall on the applicable Interim Distribution Date or the Final Distribution Date, distribute from the Applicants Reserve to the Holders of such Proven Claims, the shares of New ABH Common Stock which they would have been entitled to receive in respect of such Proven Claims had such Affected Claims been Proven Claims on the Initial Distribution Record Date. To the extent that any Disputed Claim or a portion thereof has become a Disallowed Claim after the Initial Distribution Record Date, then the Monitor, in its capacity as Disbursing Agent, shall distribute on the applicable Interim Distribution Date or the Final Distribution Date, to the Holders of Affected Unsecured Claims that have previously been adjudicated under this CCAA Plan to be Proven Claims, their Pro Rata share from the Applicants Reserve, of such additional shares of New ABH Common Stock kept in the Applicants Reserve on account of such Disallowed Claims, the whole in accordance with the allocation provided in Schedule “C” and Schedule “D” hereto. The Monitor, in its capacity as Disbursing Agent shall make its last distribution on the Final Distribution Date.

ARTICLE 6
IMPLEMENTATION OF THE CCAA PLAN

6.1 CCAA Plan Implementation

(a) CCAA Plan Transactions

Except for the steps and transactions set forth in Subsection 6.1(a)(i), each of the following transactions contemplated by and provided for under this CCAA Plan will be consummated and effected and shall for all purposes be deemed to occur on or before the Final Restructuring Transactions Time. Accordingly, all of the appropriate documents, agreements and funding necessary to implement all such transactions must be in place and be final and irrevocable prior to the Implementation Date to be held in escrow until their release without any further act or formality, except as provided in the Sanction Order.

(i)
Restructuring Transactions. Each of the steps and transactions comprising the Restructuring Transactions shall be effected in the manner and the sequence as set forth in the Restructuring Transactions Notice.

(ii)
Exit Loan Facilities. The Reorganized Debtors will enter into definitive documentation, in a form and in substance satisfactory to the Applicants, with respect to the Exit Loan Facilities in an aggregate amount up to (A) US$2.3 billion, less (B) cash on hand and proceeds from the Rights Offering. The Applicants will borrow funds under the Exit Loan Facilities in amounts which, together with such other Cash as is then available to the Applicants, will be sufficient to make all Cash distributions to be made under this CCAA Plan and the U.S Plan.

(iii)	Payment of Certain Excluded Claims. The Excluded Claims that pursuant to this CCAA Plan are required to be paid on the Implementation Date shall be paid in full as set forth in this CCAA Plan.

(iv)
New ABH Common Stock. The shares of New ABH Common Stock to be distributed to Affected Unsecured Creditors will be delivered in accordance with this CCAA Plan, including the Restructuring Transactions.

(v)
Compromise of Debt. The Affected Claims will be settled, compromised, released or otherwise dealt with in accordance with this CCAA Plan and in the manner and the sequence as set forth in the Restructuring Transactions Notice.

(vi)
Rights Offering. In accordance with the terms of the Backstop Commitment Agreement, the Applicants may implement a rights offering (the “Rights Offering”) for the issuance of convertible unsecured subordinated notes (the “Rights Offering Notes”), on the terms set out in the Backstop Commitment Agreement, including Exhibit “C” thereto. The Rights Offering Notes will be (A) in an aggregate principal amount not to exceed US$500 million in accordance with the terms of the Backstop Commitment Agreement, and (B) made available to certain Affected Unsecured Creditors in the Chapter 11 Cases and the CCAA Proceedings on the Implementation Date. As contemplated by the Backstop Commitment Agreement, the amount of the Rights Offering Notes may be increased by up to US$110 million of Escrowed Notes which could be issued by Reorganized ABH under the U.S. Plan in respect of unresolved Claims against certain U.S. Debtors as of the Implementation Date. In accordance with the terms of the Backstop Commitment Agreement, the number of Rights Offering Notes (and Escrowed Notes) for which any Eligible Holder may subscribe in the Rights Offering may be decreased by the Applicants and the Reorganized Debtors to the extent required by the Bankruptcy Court, to allow the Rights Offering to be exempt from registration under the Securities Act of 1933 pursuant to Section 1145 of the Bankruptcy Code (the “Section 1145 Cutback”). Where permitted under the terms of the Backstop Commitment Agreement, the Applicants shall be authorized to implement procedures, and amend, supplement, modify or enter into agreements and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Rights Offering, and effectuate the distribution of the Rights Offering Notes, without any further Order. Any Rights Offering Notes excluded from the Rights Offering due to a Section 1145 Cutback will instead be offered to the Backstop Parties for purchase on or before the Implementation Date as Unsubscribed Notes in accordance with the terms of the Backstop Commitment Agreement.

(vii)	Reserve for Disputed Claims. The Applicants Reserve will be established.

(viii)
CCAA Charges Cancelled. The CCAA Charges will be cancelled, provided that the BIDIP Lenders Charge shall be cancelled on the condition that the BI DIP Claims are paid in full on the Implementation Date.

(ix)	Expiry of the Stay Period. The Stay Termination Date will occur.

6.2 Restructuring Transactions

The Applicants shall take actions as may be necessary or appropriate to effect the Restructuring Transactions as set forth in the Restructuring Transactions Notice, including all of the transactions described in this CCAA Plan and the U.S. Plan and the transactions necessary or appropriate to simplify the Applicants’ and the Partnerships’ structure and to effect a restructuring of their respective businesses. Such actions may include: (i) the execution and delivery of appropriate articles, agreements or other documents of incorporation, merger, amalgamation, consolidation, arrangement, continuation, restructuring, exchange, conversion, liquidation, winding-up, dissolution, transfer, reorganization, repayments, cancellations, discharges or other transactions containing terms that are consistent with the terms of this CCAA Plan and the U.S. Plan; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, including, where applicable, with respect to the assumption of liabilities upon the transfer or assignment of assets or liquidation or winding-up of any Applicant or Partnership, guarantee, or delegation of any property, right, privilege, liability, duty or obligation on terms consistent with the terms of this CCAA Plan or the U.S. Plan in each case without the need to obtain any consent by any Person; (iii) the filing of appropriate articles, agreements or other documents of incorporation, merger, amalgamation, consolidation, arrangement, continuation, restructuring, conversion, liquidation, winding-up, dissolution, transfer, reorganization, repayments, cancellations, discharges or other transactions with the appropriate Governmental Entities under applicable Law; (iv) determining the manner and the sequence in which the Affected Claims are settled, compromised or otherwise dealt with, and (v) all other actions that the Applicants or the Partnerships determine are necessary or appropriate to give effect to the Restructuring Transactions, including the making of filings or recordings in connection with the relevant Restructuring Transactions. The Applicants shall be permitted to implement certain of the Restructuring Transactions after the Implementation Date as contemplated in the Restructuring Transactions Notice. The form of each Restructuring Transaction shall, where applicable, be determined by each of the Applicants, the Partnerships and the U.S. Debtors and their successors party to any Restructuring Transaction, and shall be approved by the Monitor, provided, however, that the Applicants, the Partnerships and the U.S. Debtors reserve the right to undertake transactions in lieu of or in addition to such Restructuring Transactions as the Applicants, the Partnerships and the U.S. Debtors may deem necessary or appropriate under the circumstances and as approved by the Monitor and provided, further, that LTLC shall continue as a separate entity, with all the powers of an unlimited liability company in accordance with the applicable Law of its jurisdiction of incorporation and pursuant to its constating documents in effect prior to the Implementation Date. Notwithstanding the foregoing or any other provision of this CCAA Plan, the implementation of any of the Restructuring Transactions or other transactions undertaken in accordance with this Section 6.2 shall not affect the distributions under this CCAA Plan or the U.S. Plan.

6.3 Corporate Action

On the Implementation Date and, where applicable, in the sequence as set forth in the Restructuring Transactions Notice, all corporate actions contemplated by this CCAA Plan, including the Restructuring Transactions, shall be deemed to have been authorized and approved in all respects (subject to the provisions of this CCAA Plan). All matters provided for in this CCAA Plan, including the Restructuring Transactions, shall be deemed to have timely occurred, including, where applicable, in the sequence as set forth in the Restructuring Transactions Notice, in accordance with applicable Law, and shall be effective, without any requirement of further action by the creditors, securityholders, directors, officers, managers or partners of any of the Applicants, the Partnerships or Reorganized Debtors. On the Implementation Date, and, where applicable, in the sequence as set forth in the Restructuring Transactions Notice, the appropriate directors and officers of the Applicants, the Partnerships or Reorganized Debtors shall be authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by this CCAA Plan, including with respect to the Restructuring Transactions, in the name of and on behalf thereof.

6.4 Continued Existence and Vesting of Assets in Reorganized Debtors

(a)
On and after the Final Restructuring Transactions Time, after giving effect to each of the Restructuring Transactions contemplated in the Restructuring Transactions Notice, each of the Reorganized Debtors shall continue to exist as a separate entity, with all the powers of a corporation, limited liability company, unlimited liability company, partnership or such other entity, as the case may be, in accordance with the applicable Law in the jurisdiction in which it is incorporated, organized or otherwise formed and pursuant to its constating documents in effect prior to the Implementation Date, except to the extent such Law or documents are amended or changed pursuant to this CCAA Plan, including the Restructuring Transactions, or the U.S. Plan, as applicable, without prejudice to any right to change such documents or Law or terminate such existence thereafter.

(b)
The continued existence, operation and ownership of those affiliates of, or entities related to, the Applicants that are neither Applicants in the CCAA Proceedings nor U.S. Debtors in the Chapter 11 Cases, each of which is a component of the Applicants’ businesses, are unaffected, and all of the Applicants’ equity or other interests in such non-Applicant and non-U.S. Debtor affiliates and related entities that are assigned or transferred in the manner and the sequence as set forth in the Restructuring Transactions Notice shall vest in the applicable Reorganized Debtor.

(c)
Except as otherwise provided in this CCAA Plan, all property of the Applicants and the Partnerships assigned or transferred in the manner and the sequence as set forth in the Restructuring Transactions Notice, including all claims, privileges, rights (including all rights in any executory contracts, unexpired leases, Timber Supply and Forest Management Agreements (TSFMAs), outstanding and unused volumes of cutting rights (backlog) under any TSFMA, tenure agreements or any other agreements), permits, certificates, licenses, approvals granted by a Governmental Entity and causes of action, shall vest in the applicable Reorganized Debtors free and clear of all Claims and Liens. If such property is not assignable or transferable, it shall be deemed reissued in the name of the applicable Reorganized Debtor free and clear of all Claims and Liens. If the assignment or transfer of such property requires the authorization or consent of a third party, including any Governmental Entity, such authorization or consent shall be deemed to have been obtained.

6.5 CCAA Vesting Order

The Applicants, the Partnerships and the Reorganized Debtors shall be entitled to request one or more CCAA Vesting Order(s) from the Court, which shall provide for the transfer and assignment to the Applicants, the Partnerships or Reorganized Debtors of assets in the manner and the sequence as set forth in the Restructuring Transactions Notice. The Order of the Bankruptcy Court confirming the U.S. Plan pursuant to Section 1129 of the Bankruptcy Code shall constitute the Bankruptcy Court’s approval of such transfers and assignments for purposes of the Chapter 11 Cases. The CCAA Vesting Order(s) shall constitute the Court’s approval of such transfers and assignments for purposes of the CCAA Proceedings. The Affected Unsecured Creditors shall be deemed to have consented to such transfers and assignments.

6.6 Dissolution of Certain Applicants and the Partnerships

All Applicants and Partnerships to be dissolved pursuant to the Restructuring Transactions shall be deemed dissolved for all purposes without the necessity for any other or further action by or on behalf of any Person, including the Applicants or the Partnerships or their respective securityholders, directors, officers, managers or partners or for any payments to be made in connection therewith; provided, however, that the Applicants, the Partnerships and the Reorganized Debtors shall cause to be filed with the appropriate Governmental Entities articles, agreements or other documents of dissolution for the dissolved Applicants or Partnerships to the extent required by applicable Law. On and after the Implementation Date, the Applicants or Partnerships and the Reorganized Debtors shall not be required to file any document, or take any other action, to withdraw the business operations of any dissolved Applicants or Partnerships from any jurisdiction in which such Applicants or Partnerships previously conducted their business operations.

6.7 Listing of Shares of New ABH Common Stock

The Applicants shall use their reasonable best efforts to cause the shares of New ABH Common Stock to be listed on the TSX.

6.8 Management and Director Compensation and Incentive Plans and Programs

On or as soon as practicable after the Implementation Date, Reorganized ABH shall adopt and implement (as applicable) the management incentive plans as substantially described herein and in the form set forth in a CCAA Plan Supplement and the management and directors plans, programs and agreements set forth in another CCAA Plan Supplement shall be terminated or repudiated under this CCAA Plan or the U.S. Plan and, to the extent applicable, deemed rejected pursuant to Section 365 of the Bankruptcy Code. The Affected Unsecured Creditors shall be deemed to have approved all such management incentive plans, including the LTIP and the STIPs.

(a)	Long-Term Equity Incentive Plan

On or as soon as practicable after the Implementation Date, Reorganized ABH shall adopt and implement the 2010 Long-Term Equity Incentive Plan (the “LTIP”). Reorganized ABH shall reserve 8.5% on a fully diluted basis of the shares of New ABH Common Stock for issuance under the LTIP. Up to 4% of the shares of New ABH Common Stock may be granted on the Implementation Date of which 75% will be granted as options the strike price of which shall be the fair market value of the New ABH Common Stock and 25% will be granted as restricted stock units. For purposes of this Subsection 6.8(a), the fair market value of the New ABH Common Stock shall mean the average of the closing trading price of the New ABH Common Stock during the 30 day period commencing with the first day on which the New ABH Common Stock is listed on the New York Stock Exchange. Pursuant to the LTIP, the Reorganized Debtors shall deliver certain stock options and restricted stock unit grants to certain directors, members of management and other executive employees on and after the Implementation Date, in such amounts and pursuant to such terms as set forth in the LTIP. The form and substance of the LTIP will be set forth in a CCAA Plan Supplement.

(b) Short-Term Incentive Plans

On or as soon as practicable after the Implementation Date, Reorganized ABH shall adopt and implement the 2010 Short-Term Incentive Plan (the “2010 STIP”) and the 2011 Short-Term Incentive Plan (the “2011 STIP” and together with the 2010 STIP, the “STIPs”) pursuant to which participants shall be eligible for a target incentive award expressed as a percentage of the individual’s base salary as such salary shall be reduced prior to the Implementation Date (the “Reduced Base Salary”). Approximately 550 management employees will be eligible for participation in the STIPs, including the Company’s top six (6) senior executives. Senior executives will be eligible for a target incentive award of 50% of base salary under the 2010 STIP and 100% of base salary under the 2011 STIP. The target incentive payments for remaining participants under the STIPs will be at a lower percentage level of payment. The STIPs shall be entirely performance-based, and actual earned incentive awards will vary depending on the Company’s and Reorganized Debtors’ ability to achieve the established targets. Under the 2010 STIP, the Company will base performance targets on the Company’s actual EBITDA (net of any STIP payment) against its forecast for the third and fourth quarters of 2010. The Board will determine the Company’s performance targets under the 2011 STIP. The material terms of the STIPs will be set forth in a CCAA Plan Supplement.

(c) Restructuring Recognition Award

On and effective as of the Implementation Date, the Company shall adopt and implement a performance driven restructuring recognition plan designed to reward actions and initiatives contributing to a successful and timely reorganization of the Company, by providing selected members of management with one-time cash emergence awards (a “Restructuring Recognition Award”) in an aggregate value of approximately US$6 million. Approximately 50 executives, senior managers and managers, who are critical to the Company’s performance and successful reorganization efforts, shall be selected to receive a Restructuring Recognition Award equal from 30% to 100% of the recipient’s Reduced Base Salary to be paid in Cash at emergence upon approval by the Board. Restructuring Recognition Award recipients shall be required to repay 1/12th of their award for each month during the one-year period following the Implementation Date they were not employed by Reorganized ABH or a Reorganized Debtor, if they either voluntarily resign their employment or are discharged by their employer for “cause”.

(d) Executive Severance Policies

On and after the Implementation Date, Reorganized ABH will assume, as amended, executive severance policies for U.S. and Canadian executives, respectively. Severance benefits may be conditioned upon the executive’s compliance with certain restrictive covenants, including non-compete restrictions. The material terms of the executive severance policies shall be set forth in a CCAA Plan Supplement.

6.9 Employee Compensation and Benefit Programs

As of the Implementation Date, all of the Applicants’ existing pension plans, welfare benefit plans, severance policies and other employee-related plans and programs, including the Applicants’ Canadian registered defined benefit and defined contribution plans, set forth in a CCAA Plan Supplement, shall remain in effect, as amended, and the plans and programs set forth in another CCAA Plan Supplement, including all of the Applicants’ existing non-qualified and non-registered plans, (such terminated non-qualified and non-registered plans and programs referred to herein as the “Terminated Retirement Plans” and all such terminated or rejected plans and programs collectively referred to herein as the “Terminated Employee Plans”) shall be terminated or repudiated under this CCAA Plan and the U.S. Plan and, to the extent applicable, deemed rejected pursuant to Section 365 of the Bankruptcy Code. After the Implementation Date, the Reorganized Debtors shall have the sole authority to terminate, amend or implement Canadian registered plans, welfare benefit plans and other plans and programs for employees in accordance with the terms of such plans and applicable Law.

Effective as of the Implementation Date, the Applicants and Reorganized Debtors shall establish non-qualified and non-registered plans, agreements or arrangements (the “New Plans”) pursuant to which, among other things, (a) all employees and beneficiaries in active status as of the Implementation Date who were entitled to benefits under any Terminated Retirement Plans as of the Implementation Date (the “Eligible Employees”) shall be eligible to receive benefits under the New Plans substantially similar to those benefits available to such employee under the Terminated Retirement Plans, to the extent thereof, provided, however, that: (i) all defined benefits available under the New Plans will be frozen as of the Implementation Date; and (ii) the Eligible Employee must waive and forfeit any and all Claims the Eligible Employee has or may have in the CCAA Proceedings and the Chapter 11 Cases in respect of the Terminated Retirement Plans; and (b) all retirees, beneficiaries and deferred vested participants, as of the Implementation Date, under the Terminated Retirement Plans (the “Eligible Retirees”) shall be eligible to receive benefits after the Implementation Date substantially similar to those benefits available to such Eligible Retiree under the Terminated Retirement Plans to the extent thereof, without retroactive adjustments; provided, however, (i) that the benefits available to each such Eligible Retiree under the New Plans shall be 10% to 35% lower, depending on the applicable Terminated Retirement Plan, than the benefits available to the Eligible Retiree under the Terminated Retirement Plans at the time of termination thereof, (ii) the benefits available to each such Eligible Retiree under the New Plans shall be subject to an annual per participant cap on benefits in the amounts ranging from US$40,000 to US$50,000 (in the aggregate) in the case of defined benefit Terminated Retirement Plans and corresponding caps in the case of defined contribution Terminated Retirement Plans, depending on the applicable Terminated Retirement Plans, this annual cap being further reduced by any secured pension benefits received or to be received in respect of the Terminated Retirement Plans; and (iii) that the Eligible Retiree must waive and forfeit any and all claim such Eligible Retiree has or may have in the CCAA Proceedings and the Chapter 11 Cases in respect of the Terminated Retirement Plans. The material terms of the New Plans shall be set forth in a CCAA Plan Supplement.

The Applicants’, the U.S. Debtors’ or Reorganized Debtors’ performance of any employment agreement, plan or policy that is not a Terminated Employee Plan will not entitle any Person to any benefit or alleged entitlement under any policy, program, or plan that has expired or been terminated before the Implementation Date, or restore, reinstate, or revive any such benefit or alleged entitlement under any such policy, program or plan. Nothing in this CCAA Plan and the U.S. Plan shall limit, diminish, or otherwise alter the Reorganized Debtors’ defenses, claims, causes of action, or other rights with respect to any such contracts, agreements, policies, programs, and plans. Notwithstanding anything to the contrary contained herein, on and after the Implementation Date, all retiree benefits (as that term is defined in Section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable Law.

6.10 CCAA Plan Releases

The following releases will become effective at the Final Restructuring Transactions Time:

(a) Releases by the Applicants and Partnerships

As at the Final Restructuring Transactions Time and subject to the provisions of Subsection 5.1(2) of the CCAA, each Applicant and each Partnership will be deemed to forever release, waive and discharge any and all Obligations (other than the rights of the Applicants and the Partnerships to enforce this CCAA Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered hereunder or pursuant hereto (including with respect to the Restructuring Transactions and the contracts, instruments, releases, indentures and other agreements or documents delivered under the Rights Offering or pursuant thereto)) that are based in whole or in part on any act, omission, transaction, event or other circumstance or occurrence existing or taking place on or prior to the Final Restructuring Transactions Time in any way relating to, arising out of or in connection with the business and affairs of the Applicants, the business and affairs of the Partnerships, the business and affairs of the U.S. Debtors, the subject matter of, or the transactions or events giving rise to any Claims, this CCAA Plan, including the Restructuring Transactions, the U.S. Plan, the Rights Offering, the CCAA Proceedings, the Chapter 15 Proceedings and the Chapter 11 Cases that could be asserted by or on behalf of the Applicants or the Partnerships against: (i) present or former directors, officers and employees of the Applicants and the Partnerships, including the Chief Restructuring Officer and any director, officer or employee of any Applicant or Partnership sitting on a committee constituted in connection with the CCAA Proceedings at the request of such Applicant or Partnership, in each case in their respective capacities as of the Implementation Date, (ii) the agents, legal counsel, financial advisors and other professionals of the Applicants and the Partnerships, in each case in their respective capacities as of the Implementation Date, (iii) the Monitor and its legal counsel, (iv) the BI DIP Lenders and the BI DIP Agent, each in their capacities as such, and each of their respective counsel, (v) Citibank, N.A., Barclays Bank PLC and Barclays Capital Inc., in their respective capacities under the Securitization Facility, (vi) the members of, and legal counsel and financial advisors to, the Ad Hoc Unsecured Noteholders Committee, as well as Avenue Capital Management II, L.P. and its managed funds, in their individual capacities, (vii) the members of, and legal counsel and financial advisors to, the Unsecured Creditors’ Committee, (viii) the Indenture Trustees, (ix) the ACCC Administrative Agent pursuant to the ACCC Term Loan Documents, (x) the Backstop Parties, each in their capacities as such, and their respective legal counsel and financial advisors, and (xi) where applicable, with respect to each of the above named Persons, such Person’s present and former advisors, principals, employees, officers, directors, representatives, financial advisors, legal counsel, accountants, investment bankers, consultants, agents and other representatives or professionals (including the partners of any such professional firm).

(b) Releases by Others

As at the Final Restructuring Transactions Time, (i) the Applicants, (ii) the Partnerships, (iii) the subsidiaries of Reorganized ABH, (iv) the Monitor, (v) the Chief Restructuring Officer, (vi) the BI DIP Lenders and the BI DIP Agent, each in their capacity as such, (vii) Citibank, N.A., Barclays Bank PLC and Barclays Capital Inc., in their respective capacities under the Securitization Facility, (viii) the members of the Ad Hoc Unsecured Noteholders Committee, as well as Avenue Capital Management II, L.P. and its managed funds, in their individual capacities, (ix) the members of the Unsecured Creditors’ Committee, (x) the Indenture Trustees, (xi) the ACCC Administrative Agent pursuant to the ACCC Term Loan Documents, (xii) the Backstop Parties, each in their capacities as such, and their respective legal counsel and financial advisors, and (xiii) in each case, their respective present and former advisors, principals, employees, officers, directors, representatives, financial advisors, legal counsel, accountants, investment bankers, consultants, agents and other representatives or professionals (including the partners of any such professional firm) (collectively, the “Released Parties”) will be released and discharged from any and all Obligations to any Person (including any Person who may claim contribution or indemnification from or against any Released Party) which are (A) claims which were filed or were required to be filed pursuant to the Claims Procedure Orders, (B) not Inter-Company Claims, or (C) Obligations, to the fullest extent able to be released by a plan of compromise and arrangement pursuant to the CCAA, based in whole or in part upon any act, omission, transaction, event or other circumstance or occurrence existing or taking place on or prior to the Final Restructuring Transactions Time in any way relating to, arising out of or in connection with the business and affairs of the Applicants, the business and affairs of the Partnerships, the business and affairs of the U.S. Debtors, the subject matter of or the transactions or events giving rise to any Claims, the CCAA Charges, this CCAA Plan, including the Restructuring Transactions, the U.S. Plan, the Rights Offering, the CCAA Proceedings, the Chapter 15 Proceedings and the Chapter 11 Cases, provided, however, that nothing herein shall be construed as releasing directors and officers from any claim which cannot be released pursuant to Subsection 5.1(2) of the CCAA. For the purposes of this Subsection 6.10(b), the Reorganized Debtors shall be considered and deemed for the purposes of the release effected hereby to be new and distinct legal entities established as at the Final Restructuring Transactions Time and to have acquired all of their continuing assets, property and undertaking from the Applicants or Partnerships as the case may be.

(c) Releases by the Bridgewater Entities

As at the Final Restructuring Transactions Time, each and every one of the Bridgewater Entities will be deemed to forever release, waive and discharge from any and all Obligations to any Person (including any Person who may claim contribution or indemnification from or against any Released Party) which are (A) claims which were filed or were required to be filed pursuant to the Claims Procedure Orders, (B) not Inter-Company Claims, or (C) Obligations, to the fullest extent able to be released by a plan of compromise and arrangement pursuant to the CCAA, against the Released Parties that the Bridgewater Entities may be entitled to assert, based in whole or in part upon any act, omission, transaction, event or other circumstance or occurrence existing or taking place on or prior to the Final Restructuring Transactions Time in any way relating to, arising out of or in connection with the business and affairs of the Applicants, the business and affairs of the Partnerships, the business and affairs of the Bridgewater Entities, the business and affairs of the U.S. Debtors, the subject matter of, or the transactions or events giving rise to, any Claims, the CCAA Charges, this CCAA Plan, including the Restructuring Transactions, the U.S. Plan, the Rights Offering, the CCAA Proceedings, the Chapter 15 Proceedings and the Chapter 11 Cases, provided, however, that nothing herein shall be construed as releasing directors and officers from any claim which cannot be released pursuant to Subsection 5.1(2) of the CCAA.

(d) Releases by the 15.5% Senior Unsecured Notes Indenture Trustee

As at the Final Restructuring Transactions Time, each of the 15.5% Senior Unsecured Notes Creditors will be deemed to forever release, waive and discharge any and all Obligations (including any remedies to challenge transfers which may fall within the scope of any bulk sales, fraudulent conveyance or similar statute) against the Bridgewater Entities that the 15.5% Senior Unsecured Notes Creditors may be entitled to assert (other than the rights of the 15.5% Senior Unsecured Notes Indenture Trustee and the 15.5% Senior Unsecured Notes Creditors to enforce this CCAA Plan, including the Restructuring Transactions, and the contracts, instruments, releases, indentures and other agreements or documents delivered hereunder or pursuant hereto), based in whole or in part upon any act, omission, transaction, event or other circumstance or occurrence existing or taking place on or prior to the Final Restructuring Transactions Time in any way relating to, arising out of or in connection with the business and affairs of the Bridgewater Entities, the subject matter of, or the transactions or events giving rise to, any Claims of any nature whatsoever with the 15.5% Senior Unsecured Notes Creditors that could be asserted by or on behalf of the 15.5% Senior Unsecured Notes Creditors against the Bridgewater Entities, provided, however, that nothing herein shall be construed as releasing directors and officers from any claim which cannot be released pursuant to Subsection 5.1(2) of the CCAA.

The releases in this Section 6.10 shall not affect the rights, if any, of any Person to enforce this CCAA Plan, the contracts, instruments, releases, indentures and other agreements or documents delivered hereunder or pursuant hereto or any agreement entered into after the Date of Filing and approved by the Court as part of the CCAA Proceedings.

6.11 Injunction Related to Releases

The Sanction Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to this CCAA Plan.

6.12 Waiver of Defaults

From and after the Final Restructuring Transactions Time, on condition that in cases where applicable Claims that are required to be paid in full under this CCAA Plan (including Proven Secured Claims) are paid in full on the Implementation Date, all Persons shall be deemed to have waived any and all defaults of the Applicants and the Partnerships (except for defaults under the securities, contracts, instruments, releases and other documents delivered under this CCAA Plan or entered into in connection herewith or pursuant hereto) then existing or previously committed by the Applicants or the Partnerships or caused by the Applicants or the Partnerships, directly or indirectly, or non-compliance with any covenant, positive or negative pledge, warranty, representation, term, provision, condition or obligation, express or implied, in any contract, credit document, agreement for sale, lease or other agreement, written or oral, and any and all amendments or supplements thereto, existing between such Person and the Applicants or the Partnerships arising from the filing by the Applicants under the CCAA or the transactions contemplated by this CCAA Plan, and any and all notices of default and demands for payment under any instrument, including any guarantee arising from such default, shall be deemed to have been rescinded.

6.13	Cancellation, Assignment, Transfer or Other Alienation of Canadian Unsecured Notes, Canadian Secured Notes, ACCC Term Loan Documents, BCFPI Secured Bank Documents and Agreements

As at the Final Restructuring Transactions Time, except as otherwise specifically provided for in this CCAA Plan or the U.S. Plan, or as contemplated to be effected as part of the Restructuring Transactions and, on condition that in cases where applicable Claims that are required to be paid in full under this CCAA Plan (including Proven Secured Claims) are paid in full on the Implementation Date:

(a)
the Canadian Unsecured Notes, the Canadian Secured Notes, the ACCC Term Loan Documents, the BCFPI Secured Bank Documents and any other note, bond, debenture, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Applicants, shall be cancelled or assigned, transferred or otherwise alienated, as the case may be, in accordance with the Restructuring Transactions;

(b)
the obligations of, and Affected Claims and Secured Claims against, the Applicants and the Partnerships under, relating, or pertaining to any agreements, indentures, certificates of designation, by-laws, or certificate or articles of incorporation or similar documents governing the Canadian Unsecured Notes, the Canadian Secured Notes, the ACCC Term Loan Documents, the BCFPI Secured Bank Documents and any other note, bond, debenture, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Applicants or the Partnerships, as the case may be, shall be released and discharged as between a Holder of an Affected Claim or Secured Claims and the Applicants or the Partnerships;

(c)
any agreement (including the Canadian Unsecured Notes Indentures) that governs the rights of a Holder of a Claim and that is administered by a Servicer shall continue in effect solely for purposes of (i) allowing such Servicer to make the distributions on account of such Affected Claims under this CCAA Plan and (ii) permitting such Servicer to maintain any rights or Liens it may have for reasonable fees, costs, expenses, indemnities or other amounts under such indenture or other agreement provided, however, that the immediately preceding provision shall not affect the discharge of Claims against the Applicants or the Partnerships under this CCAA Plan or the U.S. Plan, or, subject to Section 7.14, result in any expense or liability to the Applicants or the Partnerships;

(d)
the Applicants and the Partnerships shall not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer, other than the Monitor) for any fees, costs, or expenses incurred on and after the Final Restructuring Transactions Time except as expressly provided in Section 7.14; and

(e)
nothing herein shall preclude any Servicer (or any Disbursing Agent replacing such Servicer) from being paid or reimbursed for reasonable fees, costs, and expenses from the distributions being made by such Servicer (or any Disbursing Agent replacing such Servicer) pursuant to such agreement in accordance with the provisions set forth therein, all without application to or approval by the Court.

6.14 Cancellation of Liens

Except as otherwise provided in the CCAA Plan and except in cases where this CCAA Plan requires that Holders of the applicable Proven Secured Claims be paid in full on the Implementation Date, on condition that such Proven Secured Claims are paid in full on the Implementation Date, as at the Final Restructuring Transactions Time, in consideration for the distributions to be made on the Implementation Date pursuant to this CCAA Plan, all Liens, and rights related to any Claim, including those existing under the Canadian Secured Notes, the ACCC Term Loan Documents, the BCFPI Secured Bank Documents, the Securitization Facility, the BI DIP Facility Documents and the ULC DIP Facility Documents, shall be terminated, null and void and of no effect.

6.15 Corporate Governance

As of the Implementation Date, the directors and officers of each Applicant that is not a Reorganized Debtor will be removed from office and terminated in their capacities as such. A search committee (the “Search Committee”), consisting of three (3) members of the Unsecured Creditors’ Committee, three (3) members of the Ad Hoc Unsecured Noteholders Committee, and one (1) representative of the Company has been formed to select the board of directors for Reorganized ABH (the “Board”) and shall be responsible for selecting the Board, determining the number of directors (including the number of independent directors, if any) comprising the Board, and defining the terms and other qualifications for such directors.

ARTICLE 7
PROVISIONS GOVERNING DISTRIBUTIONS

7.1 Distributions for Claims Allowed as at the Initial Distribution Date

Except as otherwise provided herein or as ordered by the Court, distributions to be made on account of Affected Claims that are Proven Claims as at the Initial Distribution Record Date shall be made on the Initial Distribution Date. Thereafter, distributions on account of Affected Claims that are determined to be Proven Claims after the Initial Distribution Record Date shall be made on the Interim Distribution Date or the Final Distribution Date and in accordance with Article 5 and Article 7.

7.2 Assignment of Claims

For purposes of determining entitlement to receive any distribution pursuant to this CCAA Plan, the Applicants, the Disbursing Agent and the Servicers, and each of their respective agents, successors and assigns, shall have no obligation to recognize any transfer or assignment of any Affected Claim unless and until notice of the transfer or assignment from either the transferor, assignor, transferee or assignee, together with evidence showing ownership, in whole or in part, of such Affected Claim and that such transfer or assignment was valid at Law, has been received by the affected Applicants, the Disbursing Agent or the Servicer, as the case may be, at least five (5) Business Days prior to the Initial Distribution Record Date, any Interim Distribution Record Date or the Final Distribution Date. The assignment of any Affected Claims shall not affect the treatment of such Affected Claims. Therefore, among other things, a Claim subject to Subsections 2.4(a)(i), 2.4(b)(i), 2.4(c)(i), 2.4(d)(i), 2.4(e)(i), 2.4(f)(i), 2.4(g)(i), 2.4(h)(i), 2.4(i)(i), 2.4(j)(i) or 2.4(k)(i) shall remain subject to such Subsection following its transfer to a transferee or assignee.

7.3 Interest on Affected Unsecured Claims

(a)
The amount of each Affected Unsecured Claim shall, for all purposes other than for voting and distribution purposes, include the interest accrued thereon, if any, as of the Implementation Date calculated in accordance with the contract or other arrangement giving rise to such Affected Unsecured Claim. The Face Amount of each Affected Unsecured Claim shall, for voting and distribution purposes, be valued as of the Date of Filing without regard to any interest accruing thereon thereafter and such interest accrual shall not in any way diminish or otherwise affect the operation and scope of the settlement or compromise of the Affected Claims nor the full and complete releases provided for in this CCAA Plan or the U.S. Plan in respect of capital, interest or otherwise.

(b)
To the extent that any Proven Claim to which a distribution under this Plan relates is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable Law, be allocated to the principal amount of the Proven Claim first and then, to the extent that the consideration exceeds the principal amount of the Proven Claim, to the portion of such Proven Claim representing accrued but unpaid interest (including interest in respect of any secured portion of such Proven Claim).

7.4 Distributions by Disbursing Agent

The Disbursing Agent shall make all distributions required under this CCAA Plan subject to the provisions of Article 5 and Article 7. If the Disbursing Agent is an independent third party, then such Disbursing Agent shall receive, without further Court approval, reasonable compensation for distribution services rendered pursuant to the CCAA Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Applicants on terms acceptable to the Applicants. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court.

7.5 Disbursing Agent Shall Not Distribute Cash Below Cdn$ 10

The Disbursing Agent shall not be required to, but may in its sole and absolute discretion: (a) make Cash distributions to Holders of Proven Claims in an amount less than Cdn$10; or (b) make any distribution on account of any Proven Claim in the event that the costs of making such payment exceed the amount of such distribution.

7.6 Disbursing Agent Shall Not Distribute Fractional Shares

Notwithstanding any other provision of this CCAA Plan, only whole numbers of shares of New ABH Common Stock shall be distributed to Holders of Proven Claims. When any distribution on account of any Proven Claim would otherwise result in the distribution of a number of shares of New ABH Common Stock that is not a whole number, the actual distribution of such shares shall be rounded to the next higher or lower whole number of shares as follows: (i) fractions equal to or greater than 1/2 shall be rounded to the next higher whole number; and (ii) fractions less than 1/2 shall be rounded to the next lower number. No consideration shall be provided in lieu of fractional shares of New ABH Common Stock that are rounded down.

7.7 Disbursing Agent Shall Not Distribute Fractional Cents

Notwithstanding any other provision of this CCAA Plan, no payment of fractional cents will be made. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent.

7.8 Delivery of Distributions

(a)	Proven Claims.

Subject to Section 7.2, distributions to Holders of Proven Claims shall be made by the Disbursing Agent or the appropriate Servicer (i) at the addresses set forth on the Proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is filed or if the Applicants or the Monitor has been notified in writing of a change of address), (ii) at the addresses set forth in any written notice of address change delivered to the Disbursing Agent after the date of any related Proof of Claim, and (iii) in the case of a Holder of an Affected Claim whose Affected Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer.

(b)	Undeliverable Distributions.

If any distribution to a Holder of a Proven Claim is returned as undeliverable, no further distributions to such Holder of such Claim shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified of then-current address of such Holder, at which time all missed distributions shall be made to such Holder without interest. Undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed. The Applicants shall make reasonable efforts to locate Holders of Proven Claims for which distributions were undeliverable. Notwithstanding the foregoing, all claims for undeliverable distributions must be made on or before the date that is 90 days after the Initial Distribution Date, the applicable Interim Distribution Date or the Final Distribution Date as the case may be, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions or claims thereon and the Claim of any Holder or successor to such Holder with respect to such property shall be discharged and forever barred.

7.9 Withholding Taxes

In connection with this CCAA Plan, all distributions made hereunder by the Disbursing Agent shall be made net of all applicable Taxes. Notwithstanding any other provision of this CCAA Plan, each Affected Unsecured Creditor with a Proven Claim that is to receive a distribution pursuant to this CCAA Plan shall have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed by any Governmental Entity (including income, withholding and other Tax obligations on account of such distribution), and no distribution shall be made to or on behalf of such Affected Unsecured Creditor pursuant to this CCAA Plan unless and until such Affected Unsecured Creditor has made arrangements satisfactory to the Disbursing Agent and the Applicants for the payment and satisfaction of such Tax obligations. The Disbursing Agent, the Applicants and the Reorganized Debtors, as necessary, shall be authorized to take any and all actions as may be necessary or appropriate to comply with such withholding and reporting requirements, including withholding a number of shares of New ABH Common Stock equal in value to the amount required to comply with applicable withholding requirements from the shares of New ABH Common Stock to be distributed to current or former employees and making the necessary arrangements for the sale of such shares on the TSX or the New York Stock Exchange on behalf of the current or former employees to satisfy such withholding requirements. All amounts withheld on account of Taxes shall be treated for all purposes as having been paid to the Affected Unsecured Creditor in respect of which such withholding was made, provided such withheld amounts are remitted to the appropriate Governmental Entity.

7.10 Multiple Affected Claims

Without limitation to the provisions of any Law prohibiting double recovery, subject to Section 4.4, for voting and distribution purposes, in respect of all Affected Creditors and their rights in respect of Affected Claims: (i) all guarantees of an Applicant of the payment or performance by another Applicant with respect to any Affected Claim will be recognized; (ii) each Affected Claim and all guarantees by an Applicant of such Affected Claim will be treated as multiple Affected Claims against the Applicants; and (iii) any joint obligation of any Applicant with another Applicant will be treated as two separate Affected Claims against the Applicants, provided, however, that the aggregate recovery on account of any Proven Claim or Allowed Claim (as defined under the U.S. Plan) from all sources, including distributions under this CCAA Plan, the U.S. Plan or a combination of both, regardless of whether on account of a theory of primary or secondary liability, by reason of guarantee, surety, indemnity, joint and several obligations or otherwise, shall not exceed (A) 100% of the underlying indebtedness, liability or obligation giving rise to such Claim or, (B) where the underlying indebtedness, liability or obligation giving rise to such Claim is denominated in a currency (the “Original Currency”) other than Canadian dollars, 100% of such underlying indebtedness, liability or obligation after conversion of the value of the distributions received in Canadian dollars back to the Original Currency at the Bank of Canada noon spot rate of exchange for exchanging Canadian dollars to the Original Currency on the date of applicable Initial Distribution Date, Interim Distribution Date or the Final Distribution Date.

7.11 No Double Recovery on Allowed Cross-border Claims

Without limitation to the provisions of any Law prohibiting double recovery, to the extent that any Claim is both a Proven Claim against a Cross-border Debtor under this CCAA Plan and an Allowed Claim (as defined in the U.S. Plan) against the same Cross-border Debtor under the U.S. Plan (each an “Allowed Cross-border Claim”), (i) there shall only be a single recovery on account of such Allowed Cross-border Claim under this CCAA Plan and the U.S. Plan, and (ii) the aggregate distribution which such Allowed Cross-border Claim shall receive, whether under this CCAA Plan or the U.S. Plan or a combination of both, shall not exceed the greatest distribution which such Allowed Cross-border Claim would be entitled to receive under this CCAA Plan or the U.S. Plan.

7.12 Convenience Claims Against the Cross-border Debtors

The threshold under Subsections 2.4(e)(i), 2.4(f)(i), 2.4(g)(i), and 2.4(h)(i) of this CCAA Plan (Cdn$6,073) and the Convenience Claim threshold of the U.S. Plan (US$5,000) account for differences caused by the foreign exchange rate between the U.S. and Canadian dollars as of the Date of Filing. Only with respect to Cross-border Debtors, for purposes of determining whether a Claim is a Convenience Claim as defined in the U.S. Plan or a Cross-border Convenience Claims as defined in the CCAA Plan, (A) all eligible Claims will be valued in Canadian dollars using the Date of Filing Exchange Rate, (B) will be determined in reference to the dollar thresholds established for such treatment under this CCAA Plan (Cdn$6,073), and (C) Cash distributions on account of such Claims, if proven, will be made in Canadian dollars. A classification or valid election to participate as (x) a Convenience Claim as defined in the U.S. Plan or (y) a Cross-border Convenience Claim as defined in this CCAA Plan will be binding for purposes of voting and distributions under both this CCAA Plan and the U.S. Plan.

7.13 Guarantees and Similar Covenants

No Person who has a Claim under any guarantee, surety, indemnity solidary or joint and several obligations or otherwise in respect of any Claim which is settled, compromised, released or otherwise dealt with under this CCAA Plan or the U.S. Plan or who has any right in respect of, or to be subrogated to, the rights of any Person in respect of a Claim which is compromised under this CCAA Plan or the U.S. Plan shall be entitled to any greater rights than the Affected Unsecured Creditor whose Claim is settled, compromised, released, or otherwise dealt with under this CCAA Plan or the U.S. Plan.

7.14 Payment of Indenture Trustees Fees

The Applicants shall reimburse any Indenture Trustees for reasonable and necessary services performed by it (including reasonable attorneys’ fees and documented out-of-pocket expenses) in connection with the CCAA and related proceedings and the making of distributions under this CCAA Plan to Holders of Proven Claims, without the need for approval by the Court. To the extent that there are any disputes that the Applicants are unable to resolve with the Indenture Trustees, the Applicants shall report to the Court as to whether there are any unresolved disputes regarding the reasonableness of the Indenture Trustees’ (and their attorneys’) fees and expenses. Any such unresolved disputes may be submitted to the Court for resolution.

7.15 Special Provisions Regarding Insured Claims

Any Insured Claim Creditor whose Insured Claim is a Proven Claim shall not have the benefit of any coverage, if any, available to the Applicants under any Insurance Contract in respect of such Insured Claim but shall be entitled to receive the distributions provided for in this CCAA Plan for the Affected Unsecured Creditor Class in which such Insured Claim Creditor belongs. Any Insured Claim Creditor who has filed a Proof of Claim in respect of any Insured Claim but delivers to the Monitor a withdrawal of such Proof of Claim on the earlier of (a) the date on which such Claim is finally determined for distribution purposes in accordance with the provisions of this CCAA Plan, the CCAA, the Claims Procedure Orders and any other applicable Orders, and (b) the Creditors’ Meeting Date, shall be deemed not to have a Proven Claim but shall have an Excluded Claim as provided in Subsection 2.3(h).

ARTICLE 8
MISCELLANEOUS

8.1 Executory Contracts, Unexpired Leases and other Agreements

Except as otherwise provided in this CCAA Plan, as of the Final Restructuring Transactions Time, each Reorganized Debtor shall be deemed to have ratified:

(a)
each executory contract, unexpired lease and other agreement to which it is a party or which has been transferred or assigned to it, including in the manner and the sequence as set forth in the Restructuring Transactions Notice; and

(b)
each obligation of the Applicants and the Partnerships to indemnify and reimburse directors, officers, managers or employees, whether pursuant to the constating documents of any Applicant or Partnership or specific agreement;

and shall assume and perform all obligations of the Applicants and the Partnerships thereunder (other than in respect of Claims arising from such contract or lease which will be Affected Claims and, therefore, settled, compromised, released or otherwise dealt with pursuant to this CCAA Plan), unless in the case of any executory contract, lease or other agreement, such executory contract, lease or other agreement: (A) was previously repudiated or terminated by the Applicants; (B) previously expired or terminated pursuant to its own terms; or (C) was amended as evidenced by a written agreement with the Applicants or the Partnerships and in such case the amended executory contract, lease or other agreement shall be deemed ratified.

8.2 Confirmation of CCAA Plan

Provided that this CCAA Plan is approved by the Required Majorities:

(a)	the Applicants shall seek the Sanction Order for the approval of this CCAA Plan; and

(b)
subject to the Sanction Order being made in form and substance acceptable to the Applicants and the satisfaction of the conditions to the implementation of this CCAA Plan set forth in Section 8.5, this CCAA Plan shall be implemented by the Applicants and shall be binding upon each of the Applicants and all Persons referred to in Section 2.1.

8.3 Paramountcy

From and after the Implementation Date, any conflict between (i) the CCAA Plan, and (ii) the covenants, warranties, representations, terms, conditions, provisions or obligations, express or implied, of any contract, mortgage, security agreement, indenture, trust indenture, loan or other agreement, commitment letter, by-laws of the Applicants or the Partnerships, lease or other arrangement or undertaking, written or oral (including any and all amendments or supplements thereto) existing with, between or among one or more of the Affected Unsecured Creditors and the Applicants or the Partnerships as at the Implementation Date will be deemed to be governed by the provisions of this CCAA Plan and the Sanction Order, which shall take precedence and priority. All Affected Unsecured Creditors shall be deemed irrevocably for all purposes to consent to all transactions contemplated in and by the CCAA Plan. For greater certainty, this Section 8.3 shall not apply to the Backstop Commitment Agreement or the Backstop Parties in their capacities as such.

8.4 Modification of CCAA Plan

(a)	Prior to or at Creditors’ Meetings

The Applicants, in consultation with the Monitor, reserve the right to file any modification of, or amendment, variation or supplement to, this CCAA Plan, in accordance with the terms of the Backstop Commitment Agreement, including by the Restructuring Transactions Notice, any CCAA Plan Supplement or plans of reorganization, compromise or arrangement (or any one or more thereof) (each a “CCAA Plan Modification”) prior to the Creditors’ Meeting Date or at or before any Creditors’ Meeting, in which case any such CCAA Plan Modification shall, for all purposes, be and be deemed to form part of and be incorporated into this CCAA Plan. The Applicants shall give notice of any such CCAA Plan Modification at the Creditors’ Meeting in respect of each Affected Unsecured Creditors Class prior to the vote being taken to approve this CCAA Plan. The Applicants may give notice of any such CCAA Plan Modification at or before any Creditors’ Meeting by notice which shall be sufficient if, in the case of notice at any Creditors’ Meeting, given to those Affected Unsecured Creditors present at such meeting in person or by proxy. The Monitor shall post on the Monitor’s Website, as soon as possible, any such CCAA Plan Modification, with notice of such posting forthwith provided to the Service List.

(b)	After Creditors’ Meetings

After each Creditors’ Meeting (and both prior to and subsequent to the obtaining of the Sanction Order), the Applicants, in consultation with the Monitor, may at any time and from time to time modify, amend, vary or supplement this CCAA Plan, in accordance with the terms of the Backstop Commitment Agreement, without the need for obtaining an Order or providing notice to the Affected Unsecured Creditors if the Monitor determines that such modification, amendment, variation or supplement would not be materially prejudicial to the interests of the Affected Unsecured Creditors under this CCAA Plan or the Sanction Order and is necessary in order to give effect to the substance of this CCAA Plan or the Sanction Order. The Monitor shall post on the Monitor’s Website, as soon as possible, any such modification, amendment, variation or supplement to this CCAA Plan, with notice of such posting forthwith provided to the Service List.

8.5 Conditions Precedent to Implementation of CCAA Plan

The implementation of this CCAA Plan by the Applicants is subject to the following conditions precedent which, except for Subsections 8.5(a), 8.5(b) and 8.5(m) below and as otherwise would be in violation of applicable Laws, may be waived in writing as provided in Section 8.6:

(a)	the approval of this CCAA Plan by the Required Majorities shall have been obtained;

(b)
the Sanction Order sanctioning this CCAA Plan, in form and substance satisfactory to the Applicants and the Monitor, shall have been made and entered and the operation and effect of the sanction order shall not have been stayed, reversed or amended, and shall among other things:

(i)
declare that: (i) this CCAA Plan has been approved by the Required Majorities of Affected Unsecured Creditors in conformity with the CCAA; (ii) the Applicants have complied with the provisions of the CCAA and the Orders made in the CCAA Proceedings in all respects; (iii) the Court is satisfied that each Applicant has neither done nor purported to do anything that is not authorized by the CCAA; and (iv) this CCAA Plan and the transactions contemplated hereby are fair and reasonable, and in the best interests of the Applicants, the Affected Unsecured Creditors and the other stakeholders of the Applicants (having considered, among other things, the composition of the vote, what creditors would receive in liquidation or sale as compared to this CCAA Plan, alternatives to this CCAA Plan or liquidation or sale, whether any oppression exists or has occurred, the treatment of shareholders and the public interest);

(ii)
order that this CCAA Plan (including the settlements, compromises, arrangements, reorganizations, corporate transactions and releases set out herein and the transactions, including the Restructuring Transactions and reorganization contemplated hereby) is sanctioned and approved pursuant to Section 6 of the CCAA and, as at the Implementation Date, will be effective and will enure to the benefit of and be binding upon the Applicants, the Partnerships, the Affected Unsecured Creditors and all other Persons stipulated in this CCAA Plan or in the Sanction Order, if any;

(iii)	declare that the Restructuring Transactions shall be effected, subject to Section 6.2, in the manner and the sequence as set forth in the Restructuring Transactions Notice;

(iv)
declare that all Proven Claims determined in accordance with the Claims Procedure Orders, the Cross-border Claims Protocol, the Cross-border Voting Protocol and the Creditors’ Meeting Order are final and binding on the Applicants and all Affected Unsecured Creditors;

(v)
declare that, subject to the performance by the Applicants of their obligations under this CCAA Plan and in accordance with Section 8.1 of the CCAA Plan, all contracts, leases, TSFMAs and outstanding and unused volumes of cutting rights (backlog) thereunder, agreements and other arrangements to which the Applicants or the Partnerships are a party and that have not been terminated or repudiated pursuant to the Initial Order will be and remain in full force and effect, unamended, as at the Implementation Date, and no Person who is a party to any such contract, lease, agreement or other arrangement may accelerate, terminate, rescind, refuse to perform or otherwise repudiate its obligations thereunder, or enforce or exercise any right (including any right of dilution or other remedy) or make any demand under or in respect of any such contract, lease, agreement or other arrangement and no automatic termination will have any validity or effect, by reason of:

(A)
any event that occurred on or prior to the Implementation Date and is not continuing that would have entitled such Person to enforce those rights or remedies (including defaults, events of default, or termination events arising as a result of the insolvency of the Applicants and the Partnerships);

(B)
the insolvency of the Applicants, the Partnerships or any affiliate thereof or the fact that the Applicants, the Partnerships or any affiliate thereof sought or obtained relief under the CCAA, the CBCA or the Bankruptcy Code;

(C)	any of the terms of this CCAA Plan, the U.S. Plan or any action contemplated therein, including the Restructuring Transactions Notice;

(D)	any settlements, compromises or arrangements effected pursuant to this CCAA Plan or the U.S. Plan or any action taken or transaction effected pursuant to this CCAA Plan or the U.S. Plan; or

(E)
any change in the control of the Applicants, the Partnerships or any affiliate thereof arising from the implementation of this CCAA Plan (including the Restructuring Transactions Notice) or the U.S. Plan and declare that any consent required under any such contracts, leases, TSFMAs and outstanding and unused volumes of cutting rights (backlog) thereunder, agreements or other arrangements in respect of any such change of control be deemed satisfied;

(vi)	declare that the stay of proceedings under the Initial Order continues until the Implementation Date;

(vii)
approve all conduct of the Chief Restructuring Officer and the Monitor in relation to the Applicants, the Partnerships and the U.S. Debtors and bar all Claims against them arising from or relating to the services provided to the Applicants, the Partnerships and the U.S. Debtors prior to the date of the Sanction Order, save and except any liability or obligation arising from a breach of its duties to act honestly, in good faith and with due diligence;

(viii)	confirm the releases contemplated by Subsections 6.10(a), 6.10(b), 6.10(c) and 6.10(d);

(ix)
enjoin the commencement or prosecution, whether directly, derivatively or otherwise, or any demands, claims, actions, causes of action, counterclaims, suits, or any indebtedness, liability, obligation or cause of action released and discharged pursuant to this CCAA Plan;

(x)
order that the BI DIP Lenders Charge will be released and discharged as of the Implementation Date upon receipt of acknowledgements from each of the BI DIP Lenders and the BI DIP Agent of payment in full of all BI DIP Claims; and

(xi)
order that all CCAA Charges, other than the BI DIP Lenders Charge, will be released and discharged as of the Implementation Date or earlier upon receipt of acknowledgements of payment in respect of the Claims secured thereby or adequate alternate arrangements satisfactory to the parties in whose favour such charges operate;

(c)
any other Order deemed necessary or desirable by ABH from the Bankruptcy Court, including an Order approving this CCAA Plan in the Chapter 15 Proceedings, or any other jurisdiction shall have been obtained;

(d)
all applicable appeal periods in respect of the Sanction Order and any other Order made by the Bankruptcy Court pursuant to Subsection 8.5(c) shall have expired and any appeals therefrom shall have been finally disposed of by the applicable appellate tribunal;

(e)	the Exit Loan Facilities and all related agreements and other documents shall have become effective subject only to the implementation of this CCAA Plan;

(f)	the Backstop Commitment Agreement in connection with the Rights Offering shall not have been terminated;

(g)	the following agreements, or any subsequent amendments, shall have been executed and ratified by all Unions, in form and substance satisfactory to the Applicants:

(i)	Memorandum of Agreement between ABH and the Communications, Energy and Paperworkers Union of Canada dated March 7, 2010; and

(ii)	Memorandum of Agreement between ABH and the Syndicats affiliés a là FTPF/CSN des usines de Clermont, Alma, Kénogami et Laurentide dated March 13, 2010;

(h)	the following regulations shall have been adopted in form and substance satisfactory to the Applicants:

(i)
a special funding relief regulation pursuant to the Supplemental Pension Plans Act (Québec) for the benefit of ABH and its subsidiaries with respect to the funding of their defined benefit registered pension plans; and

(ii)
a special funding relief regulation pursuant to the Pension Benefits Act (Ontario) for the benefit of ABH and its subsidiaries with respect to the funding of their defined benefit registered pension plans;

(i)
all relevant Persons shall have executed, delivered and filed all documents and other instruments that, in the opinion of the Applicants, acting reasonably, are necessary to implement the provisions of this CCAA Plan and/or the Sanction Order;

(j)
subject to Subsections 8.5(k) and 8.5(1), all applicable approvals, certificates, rulings, permits, consents, notices and orders of, and all applicable submissions and filings with any or all Governmental Entities and stock exchanges having jurisdiction for the completion of the transactions contemplated by this CCAA Plan (including the transactions contemplated in this Section 8.5 as conditions to the implementation of the CCAA Plan) shall have been obtained or made, as the case may be, by the Applicants, in each case to the extent deemed necessary or advisable by the Applicants in form and substance satisfactory to the Applicants;

(k)
the shares of New ABH Common Stock shall be generally freely tradable in Canada under applicable Canadian securities Laws, except for restrictions on resale or transfer imposed by the Canadian securities authorities or the TSX on “control distributions” (as such term is defined in National Instrument 45-102 —Resale of Securities) and provided that in respect of the first trade of such securities, such trade is effected with no unusual effort being made to prepare the market or to create a demand for the securities that are subject to the trade, no extraordinary commission or consideration paid to a person or company in respect of the trade and if the selling securityholder is an insider or officer of Reorganized ABH, the selling securityholder has no reasonable grounds to believe that Reorganized ABH is in default of Canadian securities Laws;

(l)
all applicable approvals or consents from Governmental Entities in relation to the issuance or the assignment of TSFMAs and outstanding and unused volumes of cutting rights (backlog) thereunder or tenure agreements, as the case may be, shall have been obtained by the Applicants or the Partnerships or waived by such Governmental Entity on terms satisfactory to the Applicants and the Partnerships or deemed obtained or waived pursuant to the Sanction Order; and

(m)	all conditions precedent to the implementation of the U.S. Plan but for the implementation of this CCAA Plan shall have been satisfied or waived.

8.6 Waiver of Conditions

Each of the conditions set forth in Section 8.5 above except for the conditions set forth in Subsections 8.5(a), 8.5(b) and 8.5(m), may be waived in whole or in part by the Applicants, or the other relevant parties to the documents and transactions referred to therein without any other notice to parties in interest or the Court and without a hearing. The failure to satisfy or waive any condition prior to the Implementation Date may be asserted by the Applicants regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or in action by the Applicants). The failure of the Applicants to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

8.7 Notices

Any notices or communication to be made or given hereunder to the Applicants or the Monitor shall be in writing and shall refer to this CCAA Plan and may, subject as hereinafter provided, be made or given by telecopier or e-mail addressed to the respective parties as follows:

(a)	if to the Applicants:

Attention:	Chief Financial Officer & Chief Legal Officer
Telecopier:	(864) 282-9219 and (514) 394-3644

with a copy to Stikeman Elliott LLP

Attention:	Marc Barbeau and Sean Dunphy
Telecopier:	(514) 397- 3222
E-mail:	mbarbeau@stikeman.com and sdunphy@stikeman.com

(b)	if to the Monitor:

Attention:	Alex F. Morrison
Telecopier:	(416) 943-3300
E-mail:	alex.f.morrison@ca.ey.com

with a copy to Thornton Grout Finnigan LLP

Attention:	Robert Thornton and Rachelle Moncour
Telecopier:	(416) 304-1313
E-mail:	rthornton@tgf.ca and rmoncur@tgf.ca

or to such other telecopier or e-mail as any party may from time to time notify the others in accordance with this Section 8.7. All such notices and communications shall be deemed to have been received, in the case of notice by telecopier or e-mail prior to 5:00 p.m. (local time) on a Business Day, when received or if received after 5:00 p.m. (local time) on a Business Day or at any time on a non-Business Day, on the next following Business Day and, in the case of notice mailed as aforesaid. The unintentional failure by the Applicants to give any notice contemplated hereunder to any particular Affected Unsecured Creditor shall not invalidate this CCAA Plan or any action taken by any Person pursuant to this CCAA Plan.

Any notices or communications to be made or given hereunder by the Monitor or the Applicants to an Affected Unsecured Creditor may be sent by telecopier, e-mail, ordinary mail, registered mail, courier or telecopier transmission. An Affected Unsecured Creditor shall be deemed to have received any document sent pursuant to this CCAA Plan four (4) Business Days after the document is sent by ordinary or registered mail and on the Business Day immediately following the day on which the document is sent by courier, e-mail or telecopier transmission. Documents shall not be sent by ordinary or registered mail during a postal strike or work stoppage of general application.

Notices or communications may be mailed to an Affected Unsecured Creditor (i) to the address for such Affected Unsecured Creditor specified in the Notice of Dispute filed by an Affected Unsecured Creditor, or (ii) to the address listed in the Proof of Claim, or (iii) at the address set forth in any written notice of address changes delivered to the Disbursing Agent and the Monitor.

8.8 Severability of CCAA Plan Provisions

If, prior to the Implementation Date, any term or provision of this CCAA Plan is held by the Court to be invalid, void or unenforceable, the Court, at the request of the Applicants, which request shall be made in consultation with the Monitor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this CCAA Plan shall remain in full force and effect and shall in no way be Affected, impaired or invalidated by such holding, alteration or interpretation.

8.9 Revocation, Withdrawal or Non-consummation

The Applicants reserve the right to revoke or withdraw this CCAA Plan at any time prior to the Implementation Date and to file subsequent plans of reorganization or arrangement. If the Applicants revoke or withdraw this CCAA Plan, or if the Sanction Order is not issued, (a) this CCAA Plan shall be null and void in all respects, (b) any Claim, any settlement, compromise or release embodied in this CCAA Plan (including the fixing or limiting of any Claim to a certain amount), assumption or termination, repudiation of executory contracts or leases affected by this CCAA Plan, and any document or agreement executed pursuant to this CCAA Plan shall be deemed null and void, and (c) nothing contained in this CCAA Plan, and no act taken in preparation for consummation of this CCAA Plan, shall:

(a)	constitute or be deemed to constitute a waiver or release of any Claims by or against the Applicants or any other Person;

(b)	prejudice in any manner the rights of the Applicants or any Person in any further proceedings involving the Applicants; or

(c)	constitute an admission of any sort by the Applicants or any other Person.

8.10 Governing Law

This CCAA Plan shall be governed by and construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein. Any questions as to the interpretation or application of this CCAA Plan and all proceedings taken in connection with this CCAA Plan and its provisions shall be subject to the exdusive jurisdiction of the Court.

8.11 Independence of Jurisdiction

Nothing contained herein shall be construed to increase, decrease or otherwise modify the independence, sovereignty or jurisdiction of the Court, the Bankruptcy Court or any other court or tribunal in Canada or the United States, including the ability of any such court or tribunal to provide appropriate relief under applicable law on an ex parte or “limited notice” basis.

8.12 Successors and Assigns

This CCAA Plan shall be binding upon and shall enure to the benefit of the heirs, administrators, executors, legal personal representatives, successors (including by merger, amalgamation, consolidation, conversion or reorganization or following any winding-up, liquidation or dissolution) and permitted assigns of any Person named or referred to in Section 2.1.

SCHEDULE A
Applicants

Abitibi-Consolidated Inc.
Abitibi-Consolidated Company of Canada
3224112 Nova Scotia Limited
Marketing Donohue Inc.
Abitibi-Consolidated Canadian Office Products Holdings Inc.
3834328 Canada Inc.
6169678 Canada Incorporated.
4042140 Canada Inc.
Donohue Recycling Inc.
1508756 Ontario Inc.
3217925 Nova Scotia Company
La Tuque Forest Products Inc.
Abitibi-Consolidated Nova Scotia Incorporated
Saguenay Forest Products Inc.
Terra Nova Explorations Ltd.
The Jonquière Pulp Company
The International Bridge and Terminal Company
Scramble Mining Ltd.
9150-3383 Québec Inc.
Abitibi-Consolidated (U.K.) Inc.
Bowater Canadian Holdings Incorporated
Bowater Canada Finance Corporation
Bowater Canadian Limited
3231378 Nova Scotia Company
Abitibi Bowater Canada Inc.
Bowater Canada Treasury Corporation
Bowater Canadian Forest Products Inc.
Bowater Shelburne Corporation
Bowater LaHave Corporation
St. Maurice River Drive Company Limited
Bowater Treated Wood Inc.
Canexel Hardboard Inc.
9068-9050 Québec Inc.
Alliance Forest Products (2001) Inc.
Bowater Belledune Sawmill Inc.
Bowater Maritimes Inc.
Bowater Mitis Inc.
Bowater Guérette Inc.
Bowater Couturier Inc.

SCHEDULE B
PARTNERSHIPS

Bowater Canada Finance Limited Partnership
Bowater Pulp and Paper Canada Holdings Limited Partnership
Abitibi-Consolidated Finance L.P.

SCHEDULE C
Affected Unsecured Claims Shares Allocation(1)(5)

Affected Unsecured Creditor Class	Shares of New ABH Common Stock (2)(3)(4)	Percentage of New ABH Equity(2)(4)
1. ACI Affected Unsecured Creditor Class	4,397,829	4.5%
2. ACCC Affected Unsecured Creditor Class	20,498,391	21.1%
3. Saguenay Forest Products Affected Unsecured Creditor Class	5,947	0.0%
4. BCFPI Affected Unsecured Creditor Class	6,845,106	7.0%
5. BCFC Affected Unsecured Creditor Class	233,714	0.2%
6. AbitibiBowater Canada Affected Unsecured Creditor Class	2	0.0%
7. Bowater Maritimes Affected Unsecured Creditor Class	44,806	0.0%
8. ACNSI Affected Unsecured Creditor Class	46,882	0.1%
9. Office Products Affected Unsecured Creditor Class	1,955	0.0%
10. Recycling Affected Unsecured Creditor Class	277	0.0%

______________________________________

(1)	This allocation takes into consideration, among other things, Inter-company Claims on a pro rata basis with third party creditor Claims.

(2)	Claims estimates are subject to change due to ongoing claims resolution.

(3)	Subject to dilution from management incentive plan and Rights Offering.

(4)	Only includes shares of New ABH Common Stock allocated to Affected Unsecured Claims, other than the 15.5% Senior Unsecured Notes Claims.

(5)	Assumes no holder of Affected Unsecured Claims have elected to receive shares of New ABH Common Stock.

SCHEDULE D
15.5% Senior Unsecured Notes Claims Share Allocation(1)

Name of Applicants	Shares of New ABH Common Stock(2)(3)(4)	Percentage of New ABH Equity(2)(5)
1. Abitibi-Consolidated Inc.	409,436	0.4%
2. Abitibi-Consolidated Company of Canada	2,076,508	2.1%
3. Saguenay Forest Products	326,435	0.3%
4. 3224112 Nova Scotia Limited	0	0.0%
5. Marketing Donohue Inc.	0	0.0%
6. Abitibi-Consolidated Canadian Office Products Holdings Inc.	0	0.0%
7. 3834328 Canada Inc.	0	0.0%
8. 6169678 Canada Inc.	443	0.0%
9. Donohue Recycling Inc.	0	0.0%
10. 1508756 Ontario Inc.	0	0.0%
11. The Jonquière Pulp Company	6,203	0.0%
12. The International Bridge and Terminal Company	7,315	0.0%
13. Scramble Mining Ltd.	0	0.0%
14. Terra Nova Explorations Ltd.	1,902	0.0%
15. Abitibi-Consolidated (U.K.) Inc.	1,564,602	1.6%
16. Abitibi-Consolidated Nova Scotia Incorporated	46,836	0.0%

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(1)	This allocation takes into consideration, among other things, Inter-company Claims on a pro rata basis with third party creditor Claims.
(2)	Claims estimates are subject to change due to ongoing claims resolution.
(3)	Subject to dilution from management incentive plan and Rights Offering.
(4)	Only includes shares of New ABH Common Stock allocated to the 15.5% Senior Unsecured Notes Claims.
(5)	Assumes no holder of Affected Unsecured Claims have elected to receive shares of New ABH Common Stock.